Great-West Life & Annuity Insurance Company
                                 A Stock Company
                             8515 East Orchard Road
                            Englewood, Colorado 80111
                                 (303) 689-3000



[logo]                                                               PROSPECTUS


           A Flexible Premium Variable Universal Life Insurance Policy
             offered by Great-West Life & Annuity Insurance Company
                in connection with its COLI VUL-2 Series Account

      This Prospectus describes a flexible premium variable universal life insurance policy (the "Policy") offered by Great-West Life & Annuity Insurance Company ("Great-West," "we" or "us"). The Policy is designed for use by corporations and employers to provide life insurance coverage in connection with, among other things, deferred compensation plans. The Policies are designed to meet the definition of "life insurance contracts" for federal income tax purposes.

      The Policy allows "you," the Policy owner, within certain limits to:

o choose the type and amount of insurance coverage you need and increase or decrease that coverage as your insurance needs change;

o     choose the amount and timing of premium payments, within certain limits;

o allocate premium payments among 33 investment options and transfer Account Value among available investment options as your investment objectives change; and

o access your Policy's Account Value through loans and partial withdrawals or total surrenders.

      This Prospectus contains important information you should understand before purchasing a Policy. We use certain special terms which are defined in Appendix A. You should read this Prospectus carefully and keep it for future reference.

         Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                   The Date of this Prospectus is _____, 1999

         The Policies currently offer 33 investment options, each of which is a Division of Great-West's COLI VUL-2 Series Account (the "Series Account"). Each Division uses its assets to purchase, at their net asset value, shares of a single mutual fund (collectively the "Funds"). The Divisions are referred to as "variable" because their investment experience depends upon the investment experience of the Funds in which they invest. Following is a list of the Funds in which the Divisions currently invest:

American Century Variable Portfolios, Inc.

     American Century VP Income & Growth
     American Century VP International
     American Century VP Value

Dreyfus Stock Index Fund

Dreyfus Variable Investment Fund

     Dreyfus Capital Appreciation Portfolio
     Dreyfus Growth and Income Portfolio

Federated Insurance Series

     Federated American Leaders Fund II
     Federated Growth Strategies Fund II
     Federated High Income Bond Fund II
     Federated International Equity Fund II

INVESCO Variable Investments Fund, Inc.

     INVESCO VIF - High Yield Portfolio
     INVESCO VIF - Industrial Income Portfolio
     INVESCO VIF - Total Return Portfolio

Janus Aspen Series

     Balanced Portfolio
     Flexible Income Portfolio

Maxim Series Fund, Inc.

     Maxim Corporate Bond Portfolio
     Maxim INVESCO ADR Portfolio
     Maxim INVESCO Balanced Portfolio
     Maxim INVESCO Small-Cap Growth
         Portfolio
     Maxim MidCap Portfolio
     Maxim Money Market Portfolio
     Maxim U.S. Government Securities Portfolio

     Maxim Profile Portfolios:

         Maxim Aggressive Profile Portfolio
         Maxim Moderately Aggressive Profile
                  Portfolio
         Maxim Moderate Profile Portfolio
         Maxim Moderately Conservative Profile
                  Portfolio
         Maxim Conservative Profile Portfolio

Neuberger&Berman Advisers Management Trust
     Guardian Portfolio
     Mid-Cap Growth Portfolio
     Partners Portfolio
     Socially Responsive Portfolio


     You should contact your representative for further information as to the availability of the Divisions. We may add or delete investment options in the future.

     The Policy does not have a guaranteed minimum Account Value. Your Policy's Account Value may rise or fall, depending on the investment performance of the Funds underlying the Divisions to which you have allocated your premiums. You bear the entire investment risk on amounts allocated to the Divisions.

The investment policies and risks of each Fund are described in the accompanying prospectuses for the Funds. Your Account Value will also reflect net premiums, amounts withdrawn and cost of insurance or other charges.

     The Policy provides for a Total Face Amount as shown on the Policy Specifications page of your Policy. The death benefit payable under your Policy may be greater than the Total Face Amount. As long as the Policy remains in force and you make no withdrawals, the death benefit will never be less than the Total Face Amount. If the Cash Surrender Value is insufficient to pay the Policy charges, however, your Policy may lapse without value.

     When the Insured dies, we will pay a death benefit to the beneficiary specified by you. We will reduce the amount of the death benefit by any prior withdrawals, unpaid Policy Debt, and unpaid Policy charges.

     You generally may cancel the Policy by returning it to us within ten days after you receive it. In some states, however, this right to return period may be longer, as provided by state law. We will refund the greater of your premiums, less any withdrawals, or Account Value.

     It may not be advantageous for you to purchase a Policy to replace existing life insurance coverage.

     This Prospectus is valid only if accompanied by current prospectuses for the Funds listed above. If any of these prospectuses are missing or outdated, please contact us and we will send your the prospectus you need.

     We may offer this Policy in group form in certain states, with individual ownership represented by certificates. The description of Policies in this Prospectus applies equally to certificates under group Policies unless the context specifies otherwise.

     The Policy may not be available in all states.

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                                Table of Contents

Topic                                                                    Page

Summary of Policy...................................................... 2
Great-West Life & Annuity Insurance
  Company ............................................................. 8
The Series Account..................................................... 9
The Investment Options.................................................10
Expenses of the Funds..................................................16
About the Policy.......................................................16
     Policy Application, Issuance and Initial Premium..................16
     Free Look Period..................................................18
     Premium Payments..................................................18
         Premium. .....................................................18
         Net Premiums..................................................19
         Allocation of Net Premium.....................................19
         Planned Periodic Premiums.....................................19
     Death Benefit.....................................................20
     Changes in Death Benefit Option...................................22
     Changes in Total Face Amount......................................23
         Minimum Changes...............................................23
         Increases.....................................................23
         Decreases.....................................................23
     Surrenders........................................................23
     Partial Withdrawal................................................23
     Policy Loans......................................................24
     Transfers Between Divisions.......................................24
     Dollar Cost Averaging.............................................26
     The Rebalancer Option.............................................26
     Account Value.....................................................27
         Net Investment Factor.........................................28
         Splitting Units...............................................30
     Charges and Deductions............................................31
         Expense Charges Applied to Premium............................31
         Mortality and Expense Risk Charge.............................31
         Monthly Deduction.............................................32
                  Monthly Risk Rates...................................32
                  Service Charge.......................................33
         Transfer Fee..................................................34
         Partial Withdrawal Fee........................................34
         Change of Death Benefit Option Fee............................34
         Fund Expenses.................................................34

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     Paid-Up Life Insurance............................................35
     Supplemental Benefits.............................................35
         Term Life Insurance Rider.....................................35
         Change of Insured Rider.......................................37
     Continuation of Coverage..........................................37
     Grace Period......................................................37
     Termination of Policy.............................................38
     Reinstatement.....................................................38
     Deferral of Payment...............................................39
     Rights of Owner...................................................39
     Rights of Beneficiary.............................................40
     Other Policy Provisions...........................................40
         Exchange of Policy............................................40
         Addition, Deletion or Substitution of Investments.............40
         Entire Contract...............................................41
         Alteration....................................................41
         Modification..................................................41
         Assignments...................................................42
         Non-Participating.............................................42
         Misstatement of Age or Sex (Non-Unisex Policy)................42
         Suicide. .....................................................42
         Incontestability..............................................43
         Report to Owner...............................................43
         Illustrations.................................................43
         Notice and Elections..........................................43
Performance Information and Illustrations..............................44
     Fund Performance..................................................44
     Adjusted Fund Performance.........................................44
     Other Information.................................................44
     Policy Illustrations..............................................46
Federal Income Tax Considerations......................................46
     Tax Status of the Policy..........................................46
     Diversification of Investments....................................47
     Policy Owner Control..............................................47
     Tax Treatment of Policy Benefits..................................47
         Life Insurance Death Benefit Proceeds.........................47
         Tax Deferred Accumulation.....................................47
         Distributions.................................................48
         Modified Endowment Contracts..................................48
         Distributions Under Modified Endowment Contracts..............49
         Distributions Under a Policy That Is Not a MEC................50
         Multiple Policies.............................................50
         Treatment When Insured Reaches Attained Age 100...............50
         Federal Income Tax Withholding................................50
         Actions to Ensure Compliance with the Tax Law.................51

     Trade or Business Entity Owns or is Directly
                  or Indirectly a Beneficiary of the
                  Policy...............................................51
     Other Employee Benefit Programs...................................52
     Policy Loan Interest..............................................52
     Our Taxes.........................................................52
Distribution of the Policy.............................................52
Voting Rights..........................................................53
Our Directors and Executive Officers...................................54
Other Information......................................................58
     State Regulation..................................................58
     Legal Proceedings.................................................58
     Legal Matters.....................................................58
     Experts...........................................................58
     Registration Statements...........................................59
     Year 2000 Compliance..............................................59
Financial Statements...................................................61
Appendix A -- Glossary of Terms........................................A-1
Appendix B -- Fees and Expenses of the
     Funds.............................................................B-1
Appendix C -- Table of Death Benefit Percentages.......................C-1
Appendix D -- Sample Hypothetical
     Illustrations.....................................................D-1

         This Prospectus does not constitute an offering in any jurisdiction where the offering would not be lawful. You should rely only on the information contained in this Prospectus or in the prospectus or statement of additional information of the Funds. We have not authorized anyone to provide you with information that is different.

                                Summary of Policy

                    This is a summary of some of the most important  features of your Policy. The Policy is more fully described in the remainder of the Prospectus. Please read this Prospectus carefully. Unless otherwise indicated, the description of the Policy in this Prospectus assumes that the Policy is in force, there is no Policy Debt and current federal tax laws apply.

               Corporate-Owned Variable Life Insurance

               o The Policy provides for life insurance coverage on the Insured and for a Cash Surrender Value which is payable if your Policy is terminated during the Insured's lifetime. You may also take partial withdrawals from and borrow portions of your Account Value.

               o The Account Value and death benefit of your Policy may increase or decrease depending on the investment performance of the Divisions to which you have allocated your premiums and the death benefit option you have chosen. Your Policy has no guaranteed minimum Cash Surrender Value. If the Cash Surrender Value is insufficient to cover Policy charges, your Policy may lapse without value.

               o Under certain circumstances, a Policy may become a "modified endowment contract" ("MEC") for federal tax purposes. This may occur if you reduce the Total Face Amount of your Policy or pay excessive premiums. We will monitor your premium payments and other Policy transactions and notify you if a payment or other transaction might cause your Policy to become a MEC. We will not invest any premium or portion of a premium that would cause your Policy to become a MEC. We will promptly refund the money to you and, if you elect to have a MEC contract, you can return the money to us with a signed form of acceptance.

               o We will issue Policies to corporations and employers to provide life insurance coverage in connection with, among other things, deferred compensation plans. We will issue Policies on the lives of prospective Insureds who meet our underwriting standards. An Insured's Issue Age must be between 20 and 85 for Policies issued on a fully underwritten basis and between 20 and 70 for Policies issued on a guaranteed underwriting or a simplified underwriting basis.

            Free Look Period

                    You may return  your  Policy to us for any reason  within 10 days of receiving it, or such longer period as required by applicable state law, and receive the greater of your premiums, less any withdrawals, or your Account Value.

               Premium Payments

               o You must pay us an Initial Premium to put your Policy in force. The minimum Initial Premium will vary based on various factors, including the age of the Insured and the death benefit option you select.

               o Thereafter, you choose the amount and timing of premium payments, within certain limits.

               Death Benefit

               o    You may choose from among three death benefit options --

The Total Face      o    a fixed  benefit equal to the Total Face Amount of your
Amount is the            Policy;
minimum amount
of life insu-       o    a variable  benefit  equal to the sum of the Total Face
rance coverage           Amount and your Policy's Account Value; or
specified in
your Policy         o    an  increasing  benefit  equal to the sum of the  Total
                         Face Amount and the accumulated value of all premiums paid under your Policy accumulated at the interest rate shown on the Policy Specifications page of your Policy.

               o For each option, the death benefit may be greater if necessary to satisfy federal tax law requirements.

               o We will deduct any outstanding Policy Debt and unpaid Policy charges before we pay a death benefit. In addition, prior partial withdrawals may reduce the death benefit payable under the first and third options.

               o At any time, you may increase or decrease the Total Face Amount, subject to our approval and other requirements set forth in the Policy.

               o After the first Policy Year, you may change your death benefit option once each Policy Year.

               The Series Account

               o We have established a separate account to fund the variable benefits under the Policy.

               o The assets of the separate account are insulated from the claims of our general creditors.

               Investment Options

               o You may allocate your net premium payments among the 33 variable Divisions listed on the front cover of this Prospectus.

               o Each Division invests exclusively in shares of a single mutual fund. Each Fund has distinct investment objectives and policies, which are described in the accompanying prospectuses for the Funds.

               o      You may transfer amounts from one Division to another.

               Supplemental Benefits

               o      The following riders are available --

                      o      term life insurance; and
                      o      change of insured.

               o We will deduct the cost, if any, of the rider(s) from your Policy's Account Value on a monthly basis.

               Accessing Your Policy's Account Value

               o    You  may  borrow  from  us  using  your  Account   Value  as
                    collateral.  Loans may be treated as taxable  income if your
                    Policy is a "modified endowment contract" for federal income
Cash Surrender      tax  purposes  and you  have  had  positive  net  investment
Value is Account    performance.
Value minus
any accrued    o    You may surrender your Policy for its Cash Surrender  Value.
and unpaid          There are no surrender charges associated with your Policy.
policy charges
and any        o    You may withdraw a portion of your Policy's Account Value at
Policy Debt.        any time while your Policy is in force.

               o A withdrawal may reduce your death benefit, depending on which death benefit option you have chosen.

               o We will charge an administrative fee not greater than $25 per withdrawal on partial withdrawals after the first in a Policy Year.

               Account Value

               o    Your Policy's Account Value will reflect --
Account Value
is the sum of       o    the premiums you pay;
and the amount
of the Loan         o    the investment performance of the Divisions you select;
Account
                    o    any Policy loans or partial withdrawals;

                    o    your Loan Account balance; and

                    o    the charges we deduct under the Policy.

               Policy Charges and Deductions

               o Expense Charges Against Premiums-- We will deduct a charge from your premium payments that is guaranteed to be no more than 10% to cover our sales expenses, premium tax expenses, and certain federal tax consequences and other obligations resulting from the receipt of premiums. The premium charge consists of two portions: (i) a sales charge and (ii) a "deferred acquisition cost" tax charge ("DAC charge") and premium tax charge. The current sales charge in Policy Years 1 - 10 consists of 5.5% of premiums up to the target annual premium plus 3.0% of premiums in excess of target, and 0% of premiums in years thereafter. The current DAC and premium tax charge equals 3.5% of premium in all Policy Years. We may change these rates at any time subject to the overall guarantee set forth above.

               o Monthly Deduction -- At the beginning of each Policy Month, we will deduct from your Policy's Account Value --

                    o a Monthly Risk Charge, to cover our anticipated costs of providing insurance under the Policy;

                    o the cost of any supplemental benefit riders you choose to add to your Policy;

                    o a Service Charge to cover certain administrative expenses in connection with the Policies. The Service Charge is guaranteed not to exceed $15.00 each Policy Month. Currently, this charge is $10.00 each Policy Month for the first three Policy Years and $7.50 per Policy Month thereafter; and

                    o any extra risk charge if the Insured is in a rated class as specified in your Policy.

               o Separate Account Charges -- On each Valuation Day we deduct a Mortality and Expense Risk Charge from the Divisions to compensate Great-West for the mortality and expense risks we assume by issuing your Policy. The Mortality and Expense Risk Charge will not exceed 0.90% of net asset value annually of your Account Value. Currently, this charge is 0.45% in Policy Years 1 through 10, 0.30% in Policy Years 11 through 20, and 0.10% thereafter.

               o    Surrender Charges -- Your Policy has no surrender charges.

               o Transfer Fee -- You may transfer Account Value among the Divisions free of charge up to the first 12 transfers in one calendar year. Thereafter, subject to certain exceptions, a maximum administrative charge of $10 per transfer will be deducted from your Account Value for all transfers in excess of 12 made in the same calendar year.

               o Partial Withdrawal Fee -- You may make one free partial withdrawal of your Account Value each Policy Year.
                    Thereafter, a maximum administrative charge of $25 will be deducted from your Account Value for all partial withdrawals after the first made in the same Policy Year.

               o Change of Death Benefit Option Fee -- A maximum administrative charge of $100 will be deducted from your Account Value each time you change your death benefit option.

                    The charges  assessed under the Policy are described in more detail in "Charges and Deductions", beginning on page 31.

               Fees and Expenses of the Funds

                    You will indirectly bear the costs of investment  management fees and expenses paid from the assets of the mutual fund portfolios you select. The prospectuses for the Funds describe their respective charges and expenses in more detail. We may receive compensation from the investment advisers or administrators of the Funds. Such compensation will be consistent with the services we provide and the cost savings resulting from the arrangement and therefore may differ between Funds.

               What if Charges and Deductions Exceed Account Value?

               o Your Policy may terminate if your Account Value at the beginning of any Policy Month is insufficient to pay all charges and deductions then due.

               o If your Policy would terminate due to insufficient value, we will send you notice and allow you a 61 day Grace Period.

               o If, within the Grace Period, you do not make a premium payment sufficient to cover all accrued and unpaid charges and deductions, your Policy will terminate at the end of the Grace Period without further notice.

               Reinstatement

                    If your Policy terminates due to insufficient value, we will reinstate it within three years at your request, subject to certain conditions.

               Paid-Up Life Insurance

                    If the Insured  reaches  Attained Age 100 and your Policy is in force, the Policy's Account Value, less Policy Debt, will be applied as a single premium to purchase "paid-up" insurance. Your Policy's Account Value will remain in the Series Account allocated to the Divisions in accordance with your instructions. The death benefit under this paid-up insurance generally will be equal to your Account Value. As your Account Value changes based on the investment experience of the Divisions, the death benefit will increase or decrease accordingly.

               Federal Tax Considerations

                    Your Policy is structured to meet the  definition of a "life insurance contract" under the Tax Code. We may need to limit the amount of your premium payments to ensure that your Policy continues to meet that definition.

                    Your purchase of, and  transactions  under,  your Policy may have tax consequences that you should consider before purchasing a Policy. In general, the death benefit will be excluded from the gross income of the beneficiary. Increases in Account Value will not be taxable as earned, although there may be income tax due on a surrender of your Policy or partial withdrawal of your Policy's Account Value. For more information on the tax treatment of the Policy, see "Federal Income Tax Considerations" beginning on page 46 and consult your tax adviser.

                        Great-West Life & Annuity Insurance Company

                    Great-West Life & Annuity Insurance  Company  ("Great-West")
               is a stock life insurance company that was originally organized under the laws of the state of Kansas as the National Interment Association. Our name was changed to Ranger National Life Insurance Company in 1963 and to Insuramerica Corporation prior to changing to our current name in February 1982. In September 1990, we redomesticated under the laws of Colorado.

                    We are authorized to do business in forty-nine  states,  the
               District of Columbia, Puerto Rico and Guam. We issue individual and group life insurance policies and annuity contracts and accident and health insurance policies.

                    Great-West  is  a  member  of  the   Insurance   Marketplace
               Standards Association ("IMSA"). Accordingly, we may use the IMSA logo and membership in IMSA in advertisements. Being a member of IMSA means that Great-West has chosen to participate in IMSA's Life Insurance Ethical Market Conduct Program.

                    Great-West  is an indirect  wholly-owned  subsidiary  of The
               Great-West Life Assurance Company. The Great-West Life Assurance Company is a subsidiary of Great-West Lifeco Inc., a holding company. Great-West Lifeco Inc. is in turn a subsidiary of Power Financial Corporation of Canada, a financial services company. Power Corporation of Canada, a holding and management company, has voting control of Power Financial Corporation of Canada. Mr. Paul Desmarais, through a group of private holding companies, which he controls, has voting control of Power Corporation of Canada.

                    Great-West  also  acts as a  sponsor  for six  other  of its separate accounts that are registered with the SEC as investment companies: FutureFunds Series Account, Maxim Series Account, Pinnacle Series Account, Retirement Plan Series Account, Variable Annuity-1 Series Account, and Variable Annuity Account A.

                    The officers and  employees of  Great-West  are covered by a joint fidelity bond. The fidelity bond coverage is $(Canadian) 100,000,000 in the aggregate with a single loss limit of $(Canadian) 50,000,000. In addition to covering officers and employees of Great-West, the joint fidelity bond also covers certain affiliates of Great-West.

                                       The Series Account

                    We  established  "COLI VUL-2  Series  Account"  (the "Series
               Account") in accordance with Colorado law on November 25, 1997. The Series Account may also be used to fund benefits payable under other life insurance policies issued by us.

                    We own the assets of the Series Account.  The income,  gains or losses, realized or unrealized, from assets allocated to the Series Account are credited to or charged against the Series Account without regard to our other income, gains or losses.

The assets of       We will at all times  maintain  assets in the Series Account the Series with a total market value at least equal to the reserves and Account are other liabilities relating to the variable benefits under all insulated policies participating in the Series Account. Those assets may
from our       not be charged with our liabilities from our other business.  Our
general        obligations  under  those  policies  are,  however,  our  general
liabilities.   corporate obligations.

                    The Series Account is registered with the Securities and The Series Exchange Commission (the "SEC") under the Investment Company Act Account is of 1940 ("1940 Act") as a unit investment trust. Registration registered under the 1940 Act does not involve any supervision by the SEC of with the SEC. the management or investment practices or policies of the Series
               Account.

                    The  Series  Account  is  divided  into 33  Divisions.  Each
The Series Division invests exclusively in shares of a corresponding Account has investment portfolio of a registered investment company (commonly 33 Divisions. known as a mutual fund). We may in the future add new or delete
Each Divi- existing Divisions. The income, gains or losses, realized or sion invests unrealized, from assets allocated to each Division are credited exclusively to or charged against that Division without regard to the other in shares of income, gains or losses of the other Divisions. All amounts
a single       allocated  to a Division  will be used to purchase  shares of the
mutual fund    corresponding  Fund.  The  Divisions  will at all  times be fully
portfolio.     invested in Fund shares.

                    We hold the  assets of the  Series  Account.  We keep  those assets physically segregated and held separate and apart from our general account assets. We maintain records of all purchases and redemptions of shares of the Funds.

                                       The Investment Options

The Fund            The   Policy   offers  a  number  of   investment   options,
Prospectuses corresponding to the Divisions. Each Division invests in a single have more Fund. Each Fund is a mutual fund registered under the 1940 Act, information or a separate series of shares of such a mutual fund. More about the comprehensive information, including a discussion of potential Funds, and risks, is found in the current prospectuses for the Funds (the may be ob- "Fund Prospectuses"). The Fund Prospectuses should be read in tained from connection with this Prospectus. You may obtain a copy of each
us without     Fund Prospectus without charge by Request.
charge.
                                                                               9

                    Each Fund holds its assets  separate  from the assets of the other Funds, and each Fund has its own distinct investment objective and policies. Each Fund operates as a separate investment fund, and the income, gains and losses of one Fund generally have no effect on the investment performance of any other Fund.

                    The Funds are NOT available to the general public  directly.
               The Funds are available as investment options in variable life insurance policies or variable annuity contracts issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans.

                    Some  of the  Funds  have  been  established  by  investment advisers which manage publicly traded mutual funds having similar names and investment objectives. While some of the Funds may be similar to, and may in fact be modeled after publicly traded mutual funds, the Funds are not otherwise directly related to any publicly traded mutual fund. Consequently, the investment performance of publicly traded mutual funds and any similarly named Fund may differ substantially.

                    The  investment  objectives of the current Funds are briefly described below:

               American Century Variable Portfolios, Inc. (advised by American Century Investment Management, Inc.)

                    American  Century VP Income & Growth seeks dividend  growth, current income and capital appreciation by investing in common stocks.

                    American  Century VP  International  seeks capital growth by investing primarily in an internationally diversified portfolio of common stocks that are considered by the adviser to have prospects for appreciation.

                    American Century VP Value seeks long-term  capital growth by investing in securities that the adviser believes to be undervalued at the time of purchase. Income is a secondary objective.

               Dreyfus Stock Index Fund (advised by The Dreyfus Corporation and its affiliate Mellon Equity Associates)

                    Dreyfus Stock Index Fund seeks to provide investment results that correspond to the price and yield performance of publicly traded common stocks in the aggregate, as represented by the Standard & Poor's 500 Composite Stock Price Index.

               Dreyfus   Variable   Investment  Fund  (advised  by  The  Dreyfus
               Corporation)

                    Dreyfus  Capital  Appreciation  Portfolio  seeks to  provide long-term capital growth consistent with the preservation of capital by investing primarily in the common stocks of domestic and foreign issuers. Current income is a secondary investment objective. Fayez Sarofim & Co. is the sub-adviser to this Fund and, as such, provides day-to-day management.

                    Dreyfus  Growth  and  Income   Portfolio  seeks  to  provide
               long-term capital growth, current income and growth of income, consistent with reasonable investment risk by investing primarily in equity securities, debt securities and money market instruments of domestic and foreign issuers.

               Federated Insurance Series (advised by Federated Advisers)

                    Federated   American   Leaders  Fund  II  seeks  to  achieve
               long-term growth of capital by investing, under normal circumstances, at least 65% of its total assets in common stock of "blue-chip" companies. The Fund's secondary objective is to provide income.

                    Federated   Growth   Strategies   Fund  II   seeks   capital
               appreciation by investing at least 65% of its assets in equity securities of companies with prospects for above-average growth in earnings and dividends or companies where significant fundamental changes are taking place.

                    Federated High Income Bond Fund II seeks high current income by investing primarily in a professionally managed, diversified portfolio of fixed-income securities, including lower-rated corporate debt obligations commonly referred to as "junk bonds."

                    Federated  International  Equity  Fund II seeks to  obtain a total return on its assets by investing at least 65% of its assets in equity securities of issuers located in at least three different countries outside the United States.

               INVESCO Variable Investments Fund, Inc. (advised by INVESCO Funds Group, Inc.)

                    INVESCO  VIF - High  Yield  Portfolio  seeks a high level of current income by investing substantially all of its assets in lower-rated bonds and other debt securities and in preferred stock.

                    INVESCO VIF -  Industrial  Income  Portfolio  seeks the best
               possible   current  income  while  following   sound   investment
               practices by investing at least 65% of its total assets in dividend-paying common stocks, with up to 10% of its total assets invested in equity securities that do not pay regular dividends and the remainder invested in other income-producing securities such as corporate bonds. Capital growth potential is an additional consideration in the selection of portfolio securities.

                    INVESCO  VIF - Total  Return  Portfolio  seeks a high  total return on investment through capital appreciation and current income by investing in a combination of equity and fixed-income securities.

               INVESCO Capital Management, Inc. serves as the sub-adviser to this Fund and, as such, provides day-to- day management.

               Janus Aspen Series (advised by Janus Capital Corporation)

                    Balanced   Portfolio  seeks  long-term  growth  of  capital,
               balanced by current income by investing up to 40-60% of its assets in securities selected primarily for their growth potential and 40-60% of its assets in securities selected primarily for their income potential.

                    Flexible  Income  Portfolio  seeks to maximize  total return
               from  a  combination  of  income  and  capital   appreciation  by
               investing primarily in income-producing securities.

                    High-Yield  Portfolio  seeks  high  current  income  as  its primary objective by investing primarily in high yield/high risk fixed-income securities, commonly referred to as "junk bonds." Capital appreciation is a secondary objective when consistent with the primary objective.

                    Worldwide Growth Portfolio seeks long-term growth of capital by investing primarily in common stocks of foreign and domestic issuers.

               Maxim Series Fund, Inc. (advised by GW Capital Management, LLC, a wholly-owned subsidiary of Great-West)

                    Maxim Corporate Bond Portfolio  seeks high total  investment return by investing primarily in debt securities (including convertibles), although up to 20% of its total assets may be invested in preferred stocks. Loomis, Sayles & Company, L.P. serves as sub-adviser to this Fund and, as such, provides day-to-day management.

                    Maxim  INVESCO ADR  Portfolio  seeks to achieve a high total return on investment through capital appreciation and current income, while reducing risk through diversification, by investing in foreign securities that are issued in the form of American Depository Receipts or foreign stocks that are registered with the SEC and traded in the United States. Institutional Trust Company serves as the sub-adviser to this Fund and, as such, provides day-to-day management.

                    Maxim  INVESCO  Balanced  Portfolio  seeks to achieve a high total return on investment through capital appreciation and current income by investing in a combination of common stocks and fixed-income securities. Institutional Trust Company serves as the sub-adviser to this Fund and, as such, provides day-to-day management.

                    Maxim INVESCO  Small-Cap  Growth  Portfolio  seeks long-term capital growth by investing its assets principally in a diversified group of equity securities of emerging growth companies with market capitalization of $1 billion or less at the time of initial purchase. Institutional Trust Company serves as the sub-adviser to this Fund and, as such, provides day-to-day management.

                    Maxim MidCap  Portfolio seeks long-term growth of capital by normally investing at least 65% of its assets in securities issued by medium-sized companies. Janus Capital Corporation serves as the sub-adviser to this Fund and, as such, provides day-to-day management.

                    Maxim Money Market Portfolio seeks  preservation of capital, liquidity and the highest possible current income through investments in short-term money market securities. An investment in this Fund is not insured by the Federal Deposit Insurance Corporation or any other government agency. Although the Fund seeks to preserve the value of an investment at $1.00 per share, it is possible to lose money.

                    Maxim U.S. Government Securities Portfolio seeks the highest level of return consistent with preservation of capital and substantial credit protection by investing primarily in mortgage-related securities issued or guaranteed by an agency or instrumentality of the U.S. Government, other U.S. agency and instrumentality obligations and in U.S. Treasury obligations.

               Maxim Profile Portfolios

                    Maxim Aggressive  Profile  Portfolio seeks to achieve a high total return on investment through long-term capital appreciation by investing in other Maxim Funds with an emphasis on equity investments.

                    Maxim  Moderately  Aggressive  Profile  Portfolio  seeks  to achieve a high total return on investment through long-term capital appreciation by investing in other Maxim Funds with an emphasis on equity investments, though income is a secondary consideration.

                    Maxim  Moderate  Profile  Portfolio  seeks to achieve a high total return on investment through long-term capital appreciation by investing in other Maxim Funds with a relatively equal emphasis on equity and fixed-income investments.

                    Maxim  Moderately  Conservative  Profile  Portfolio seeks to achieve the highest possible total return consistent with reasonable risk through a combination of income and capital appreciation by investing in other Maxim Funds with primary emphasis on fixed-income investments, and, to a lesser degree, in other Maxim Funds with an emphasis on equity investments.

                    Maxim Conservative  Profile Portfolio seeks to achieve total return consistent with preservation of capital primarily through fixed-income investments by investing in other Maxim Funds with an emphasis on fixed-income investments.

              Neuberger&Berman Advisers Management Trust

                    The  portfolios  listed  below  invest  their  assets  in  a corresponding portfolio of Neuberger&Berman Advisers Managers Trust, an open-end investment company registered under the 1940 Act. This type of arrangement is commonly referred to as a "master/feeder" structure and is different from that of many other investment companies which directly acquire and manage their own assets. The investment objectives of the portfolios listed below are identical to the corresponding portfolios in which they invest and their investment performance will directly correspond with the investment performance of those corresponding portfolios. Neuberger&Berman Management Incorporated serves as the investment adviser to Advisers Managers Trust and Neuberger&Berman, LLC acts as sub-adviser.

                    Guardian   Portfolio   seeks  capital   appreciation,   and,
               secondarily, current income by investing primarily in common stocks of long-established, high- quality companies. A
               value-oriented   investment   approach   is  used  in   selecting
               securities.

                    Mid-Cap  Growth  Portfolio  seeks  capital  appreciation  by investing, under normal market conditions, in equity securities of medium-sized companies. A growth-oriented investment approach is used in selecting securities.

                    Partners  Portfolio  seeks  capital  growth by  investing in common stocks and other equity securities of medium to large capitalization established companies. A value-oriented investment approach is used in selecting securities.

                    Socially   Responsive   Portfolio  seeks  long-term  capital
               appreciation by investing in stocks of medium to large capitalization companies that meet both financial and social criteria. A value-oriented investment approach is used in selecting securities.

                    You  should   contact   your   representative   for  further
               information on the availability of the Divisions.

                    Each Fund is subject to certain investment  restrictions and policies which may not be changed without the approval of a majority of the shareholders of the Fund. See the accompanying Fund Prospectuses for further information.

                    We  automatically  reinvest all  dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value. The income and realized and unrealized gains or losses on the assets of each Division are separate and are credited to or charged against the particular Division without regard to income, gains or losses from any other Division or from any other part of our business. We will use amounts you allocate to a Division to purchase shares in the corresponding Fund and will redeem shares in the Funds to meet Policy obligations or make adjustments in reserves. The Funds are required to redeem their shares at net asset value and to make payment within seven days.

                    The  Funds  may  also  be  available  to  separate  accounts offering variable annuity and variable life products of other affiliated and unaffiliated insurance companies, as well as our other separate accounts. Although we do not anticipate any disadvantages to this, there is a possibility that a material conflict may arise between the interests of the Series Account and one or more of the other separate accounts participating in the Funds. A conflict may occur due to a change in law affecting the operations of variable life and variable annuity separate accounts, differences in the voting instructions of policyowners and those of other companies, or some other reason. In the event of conflict, we will take any steps necessary to protect policyowners, including withdrawal of the Series Account from participation in the Funds which are involved in the conflict or substitution of shares of other Funds.

                                       Expenses of the Funds

                    Fund shares are purchased at net asset value, which reflects the deduction of investment management fees and certain other expenses. These expenses, therefore, are not direct charges against Series Account assets or reductions from your Policy's Account Value. You do, however, indirectly bear the expenses of the Funds because those expenses are taken into consideration in computing each Fund's net asset value, which is the share price used to calculate the Unit Values of the Series Account. Fund expenses are shown in Appendix B.

                    The management fees and other expenses of the Funds are more fully described in the Fund Prospectuses. The information relating to the Fund expenses was provided by each Fund and was not independently verified by us. See "Charges and Deductions -- Fund Expenses" beginning on page 34 of this Prospectus.

                                       About the Policy

               Policy Application, Issuance and Initial Premium

                    To purchase a Policy,  you must submit an application to our
               Principal Office. We will then follow our underwriting procedures designed to determine the insurability of the proposed Insured.

               We may require a full underwriting, which includes a medical examination and further information, before your application is approved. We also may offer the Policy on a simplified underwriting or guaranteed issue basis. Proposed Insureds must be acceptable risks based on our applicable underwriting limits and standards. We will not issue a Policy until the underwriting process has been completed to our satisfaction. We reserve the right to reject an application for any lawful reason or to "rate" an Insured as a substandard risk, which will result in increased Monthly Risk Charges. The Monthly Risk Charge also may vary depending on the type of underwriting we use.

                    You must specify  certain  information  in the  application, including the Total Face Amount, the death benefit option and supplemental benefits, if any. The Total Face Amount generally may not be decreased below $100,000.

                    Upon  approval  of the  application,  we will issue to you a
               Policy on the life of the Insured. A specified Initial Premium must be paid before we issue the Policy. The effective date of coverage for your Policy (which we call the "Policy Date") will be the date we receive a premium equal to or in excess of the specified Initial Premium after we have approved your application. If your premium payment is received on the 29th, 30th or 31st of a month, the Policy will be dated the 28th of that month.

                    We generally do not accept premium  payments before approval of an application. However, at our discretion, we may elect to do so. While your application is in underwriting, if we accept your premium payment before approval of your application, we will provide you with temporary insurance coverage in accordance with the terms of our temporary insurance agreement. In our discretion, we may limit the amount of premium we accept and the amount of temporary coverage we provide. If we approve your application, we will allocate your premium to the Series Account on the Policy Date, as described below. Otherwise, we will promptly return your payment to you. We will not credit interest to your premium payment for the period while your application is in underwriting.

                    We reserve  the right to change the terms or  conditions  of your Policy to comply with differences in applicable state law. Variations from the information appearing in this Prospectus due to individual state requirements are described in supplements which are attached to this Prospectus or in endorsements to the Policy, as appropriate.

               Free Look Period

                    If  you  are  not  satisfied  with  your  Policy,  it may be returned by delivering or mailing it to our Principal Office or to the representative from whom the Policy was purchased within 10 days from the date you receive it (unless a longer period is required under applicable state insurance law) (the "Free Look Period").

                    A Policy  returned under this provision will be deemed void.
               You will receive a refund equal to the greater of --

               o    the sum of all premium payments made (less any withdrawals);
                    or

               o    the Policy's Account Value.

                    During  the Free  Look  Period,  we will  allocate  your net premium payments to the Division of the Series Account that invests in the Maxim Money Market Portfolio. We will transfer the Account Value in that Division to the other Divisions of the Series Account in accordance with your allocation instructions five days after the end of the Free Look Period.

               Premium Payments

               Premium. All premium payments must be made payable to "Great-West Life & Annuity Insurance Company" and mailed to our Principal Office. The Initial Premium will be due and payable on or before your Policy's Issue Date. You may pay additional premium payments to us in the amounts and at the times you choose, subject to the limitations described below.

                    We reserve the right to limit the number of premium payments we accept on an annual basis. No premium payment may be less than $100 without our consent, although we will accept a smaller premium payment if necessary to keep your Policy in force. We reserve the right to restrict or refuse any premium payments that exceed the Initial Premium amount shown on your Policy. We also reserve the right not to accept a premium payment that causes the death benefit to increase by an amount that exceeds the premium received. Evidence of insurability satisfactory to us may be required before we accept any such premium.

                    We will not  accept  premium  payments  that  would,  in our opinion, cause your Policy to fail to qualify as life insurance under applicable federal tax law. If a premium payment is made in excess of these limits, we will accept only that portion of the premium within those limits, and will refund the remainder to you.

               Net Premiums. The net premium is the amount you pay as the premium less any Expense Charges Applied to Premium. See "Charges and Deductions - - Expense Charges Applied to Premium," beginning on page 31 of this Prospectus.

               Allocation of Net Premium. Except as otherwise described herein, your net premium will be allocated in accordance with the allocation percentages you select. Percentages must be in whole numbers.

                    Premiums  received  prior to the end of the Free Look Period will initially be credited to the Maxim Money Market Portfolio Division. Your initial allocation percentages will take effect five days after the end of your state's Free Look Period.

                    You may change your  allocation  percentages  at any time by
               Request. Telephone Requests will be honored only if we have a properly completed telephone authorization form for you on file. An allocation change will be effective as of the date we receive the Request for that change. We, our affiliates and the representative from whom you purchased your Policy will not be responsible for losses resulting from acting upon telephone
               Requests reasonably believed to be genuine. We will use reasonable procedures to confirm that instructions communicated by telephone are genuine. You will be required to identify yourself by name and a personal identification number for transactions initiated by telephone. However, if we do not take reasonable steps to ensure that a telephone authorization is valid, we may be liable for such losses. We may suspend, modify or terminate this telephone privilege at any time without notice.

               Planned Periodic Premiums. While you are not required to make additional premium payments according to a fixed schedule, you may select a planned periodic premium schedule and corresponding billing period, subject to our limits. We will send you reminder notices for the planned periodic premium, unless you request to have reminder notices suspended. You are not required, however, to pay the planned periodic premium; you may increase or decrease the planned periodic premium subject to our limits, and you may skip a planned payment or make unscheduled payments. Depending on the investment performance of the Divisions you select, the planned periodic premium may not be sufficient to keep your Policy in force, and you may need to change your planned payment schedule or make additional payments in order to prevent termination of your Policy.

               Death Benefit

You may             If your  Policy  is in force  at the  time of the  Insured's
choose from    death,  we will pay the  beneficiary an amount based on the death
three death    benefit  option you select once we have received Due Proof of the
benefit op-    Insured's death. The amount payable will be:
tions.  Your
choice will    o    the amount of the selected death benefit option, plus
affect the
insurance      o    any amounts  payable under any  supplemental  benefit riders
charges we          added to your Policy, less
deduct from
your Account   o    the value of any  Policy  Debt on the date of the  Insured's
Value and the       death, less
amount of the
death benefit.  o    any accrued and unpaid Policy charges.

                    We will pay this amount to the  beneficiary in one lump sum, unless we and the beneficiary agree on another form of settlement. We will pay interest, at a rate not less than that required by law, on the amount of Policy Proceeds, if payable in one lump sum, from the date of the Insured's death to the date of payment.

                    In order to meet the definition of life insurance  under the
               Internal Revenue Code of 1986, as amended (the "Code"), Section 7702 of the Code defines alternative testing procedures for the minimum death benefit under a Policy: the guideline premium test ("GPT") and the cash value accumulation test ("CVAT"). See "Federal Income Tax Considerations - Tax Status of the Policy," at page 46. The Policy must qualify under either the GPT or the CVAT. When you purchase a Policy, you must choose the procedure under which your Policy will qualify. You may not change your choice while the Policy is in force.

                    Under  both  testing  procedures,  there is a minimum  death benefit required at all times equal to your Policy's Account Value multiplied by some pre-determined factor. The factors used to determined the minimum death benefit depend on the testing procedure chosen and vary by age. The factors used for GPT are shown in Appendix C and those used for CVAT are set forth in your Policy.

                    Under  the GPT,  there is also a maximum  amount of  premium which may be paid with respect to your Policy.

                    Use of  the  CVAT  can be  advantageous  if  you  intend  to maximize  the  total  amount  of  premiums  paid.  An  offsetting consideration, however, is that the factors used to determine the
You may        minimum death benefit are higher under the CVAT, which can result
select from    in a higher  death  benefit  over time and,  thus, a higher total
among three    cost of insurance.
death bene-
fit options            The Policy has three death benefit options.

               Option 1. The "Level Death" Option. Under this option, the death benefit is --

               o the Policy's Total Face Amount on the date of the Insured's death less any partial withdrawals; or, if greater,

               o the Policy's Account Value on the date of death multiplied by the applicable factor shown in the table set forth in Appendix C or in your Policy.

                    This death benefit  option should be selected if you want to minimize your cost of insurance.

               Option 2. The "Coverage Plus" Option. Under this option, the death benefit is --

               o the sum of the Total Face Amount and Account Value of the Policy on the date of the Insured's death; or, if greater,

               o the Policy's Account Value on the date of death multiplied by the applicable factor shown in the table set forth in Appendix C or in your Policy.

                    This death  benefit  option  should be  selected if you want your death benefit to increase with your Policy's Account Value.

               Option 3. The "Premium Accumulation" Option. Under this option, the death benefit is --

               o the sum of the Total Face Amount and premiums paid under the Policy plus interest at the rate specified in your Policy less any partial withdrawals; or, if greater,

               o the Policy's Account Value on the date of death multiplied by the applicable factor shown in the table set forth in Appendix C or in your Policy.

                    This death  benefit  option should be selected if you want a specified amount of death benefit plus a return of the premiums you paid with guaranteed interest.

               Changes in Death Benefit Option

                    After the  first  Policy  Year,  but not more than once each
               Policy Year, you may change the death benefit option by Request. Any change will be effective on the first day of the Policy Month following the date we approve your Request. A maximum administrative fee of $100 will be deducted from your Account Value each time you change your death benefit option.

                    A change in the death  benefit  option  will not  change the amount payable upon the death of the Insured. Any change is subject to the following conditions:

               o If the change is from Option 1 to Option 2, the new Total Face Amount, at the time of the change, will equal the prior Total Face Amount less the Policy's Account Value. Evidence of insurability may be required.

               o If the change is from Option 1 to Option 3, the new Total Face Amount, at the time of the change, will equal the prior Total Face Amount less the accumulated value of all premiums at the interest rate shown in your Policy. Evidence of insurability may be required.

              o If the change is from Option 2 to Option 1, the new Total Face Amount, at the time of the change, will equal the prior Total Face Amount plus the Policy's Account Value.

              o If the change is from Option 2 to Option 3, the new Total Face Amount, at the time of the change, will equal the prior Total Face Amount plus the Policy's Account Value less the accumulated value of all premiums at the interest rate shown in your Policy.

              o If the change is from Option 3 to Option 1, the new Total Face Amount, at the time of the change, will equal the prior Total Face Amount plus the accumulated value of all premiums at the interest rate shown in your Policy.

              o If the change is from Option 3 to Option 2, the new Total Face Amount, at the time of the change, will equal the prior Total Face Amount less the Policy's Account Value plus the accumulated value of all premiums at the interest rate shown in your Policy.

               Changes in Total Face Amount

You may in-         You may  increase or decrease  the Total Face Amount of your
crease or      Policy at any time within certain limits.
decrease the
Total Face
Amount within
certain limits.

               Minimum  Changes.  Each  increase  or  decrease in the Total Face
               Amount must be at least $25,000. We reserve the right to change the minimum amount by which you may change the Total Face Amount.

               Increases. To Request an increase, you must provide satisfactory evidence of the Insured's insurability. Once approved by us, an increase will become effective on the Policy Anniversary following our approval of your Request, subject to the deduction of the first Policy Month's Monthly Risk Charge, Service Charge, any extra risk charge if the Insured is in a rated class and the cost of any riders.

               Decreases. A decrease will become effective at the beginning of the next Policy Month following our approval of your request. The Total Face Amount after the decrease must be at least $100,000.

                    For  purposes  of the  Incontestability  Provision  of  your
               Policy, any decrease in Total Face Amount will be applied in the following order:

               o    first, to the most recent increase;

               o second, to the next most recent increases, in reverse chronological order; and

               o    finally, to the initial Total Face Amount.

               Surrenders

If you sur-         You may surrender your Policy for its Cash  Surrender  Value
render your    at any time while the Insured is living. If you do, the insurance
Policy and     coverage and all other benefits under the Policy will terminate.
receive its
Cash Sur-      Cash Surrender Value is your Policy's  Account Value less the sum render Value,  of:
you may
incur taxes    o    the outstanding balance of any Policy Debt; and
and tax
penalties.     o    any other accrued and unpaid Policy charges.

                    We will determine your Cash Surrender Value as of the end of the first Valuation Date after we receive your Request for surrender.

               Partial Withdrawal

If you with-        You may Request a partial withdrawal of Account Value at any
draw part of   time  while the  Policy is in force.  The  amount of any  partial
the Cash       withdrawal  must be at least  $500 and may not exceed 90% of your
Surrender Policy's Account Value less the value of the Loan Account. An Value, your administrative fee will be deducted from your Account Value for
Policy's       all  partial  withdrawals  after the first  made  during the same death benefit  Policy  Year.  This  administrative  fee is  guaranteed  to be no
will be re-    greater than $25.
duced and
you may incur       If you have chosen  either Death  Benefit  Option 1 or Death
taxes and      Benefit Option 3, then the death benefit  payable will be reduced
tax penal-     by the amount of any partial withdrawals.
ties.

                    Your Policy's Account Value will be reduced by the amount of a partial withdrawal. The amount of a partial withdrawal will be withdrawn from the Divisions in the proportion the amounts in the Divisions bear to your Policy's Account Value. You cannot repay amounts taken as a partial withdrawal. Any subsequent payments received by us will be treated as additional premium payments and will be subject to our limitations on premiums.

                    A partial withdrawal may have tax consequences. See "Federal
               Income Tax Considerations - - Tax Treatment of Policy Benefits," beginning on page 47 of this Prospectus.

               Policy Loans

You may             You may request a Policy loan of up to 90% of your  Policy's
borrow from    Account Value,  decreased by the amount of any outstanding Policy
us using       Debt on the date the Policy  loan is made.  When a Policy loan is
your Account   made, a portion of your Account  Value equal to the amount of the
Value as       Policy loan will be allocated  to the Loan Account as  collateral
collateral.    for the loan.  This amount will not be affected by the investment experience of the Series Account while the loan is outstanding and will be subtracted from the Divisions in the proportion the amounts in the Divisions bear to your Account Value. The minimum
               Policy loan amount is $500.

                    The  interest  rate on the  Policy  loan will be  determined annually at the beginning of each Policy Year. That interest rate will be guaranteed for that Policy Year and will apply to all Policy loans outstanding during that Policy Year. Interest is due and payable on each Policy Anniversary. Interest not paid when due will be added to the principal amount of the loan and will bear interest at the loan interest rate.

                    Presently, the maximum interest rate for Policy loans is The
               Moody's Corporate Bond Yield Average - Monthly Average Corporates, which is published by Moody's Investor Service, Inc. If that Average ceases to be published, the maximum interest rate for Policy loans will be derived from a substantially similar average adopted by your state's Insurance Commissioner.

                    We must reduce our Policy loan  interest rate if the maximum loan interest rate is lower than the loan interest rate for the previous Policy Year by one-half of one percent or more.

                    We may  increase  the  Policy  loan  interest  rate but such increase must be at least one-half of one percent. No increase may be made if the Policy loan interest rate would exceed the maximum loan interest rate. We will send you advance notice of any increase in the Policy loan rate.

                    Interest  will be  credited  to  amounts  held  in the  Loan
               Account. The rate will be no less than the Policy loan interest rate then in effect less 0.9%.

                    All  payments we receive from you will be treated as premium payments unless we have received notice, in form satisfactory to us, that the funds are for loan repayment. If you have a Policy loan, it is generally advantageous to repay the loan rather than make a premium payment because premium payments incur expense charges whereas loan repayments do not. Loan repayments will first reduce the outstanding balance of the Policy loan and then accrued but unpaid interest on such loans. We will accept repayment of any Policy loan at any time while the Policy is in force. Amounts paid to repay a Policy loan will be allocated to the Divisions in the proportion the amounts in the Divisions bear to your Account Value.

                    A Policy loan, whether or not repaid, will affect the Policy
               Proceeds payable upon the Insured's death and the Account Value because the investment results of the Divisions do not apply to amounts held in the Loan Account. The longer a loan is outstanding, the greater the effect is likely to be, depending on the investment results of the Divisions while the loan is outstanding. The effect could be favorable or unfavorable.

               Transfers Between Divisions

                    Subject  to our rules as they may  exist  from time to time, you may at any time transfer to another Division all or a portion of the Account Value allocated to a Division. We will make transfers pursuant to a Request. Telephone Requests will be honored only if we have a properly completed telephone authorization form for you on file. We, our affiliates and the representative from whom you purchased your Policy will not be responsible for losses resulting from acting upon telephone
               Requests reasonably believed to be genuine. We will use reasonable procedures to confirm that instructions communicated by telephone are genuine. For transactions initiated by telephone, you will be required to identify yourself by name and a personal identification number. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses. We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

                    Transfers  may be  Requested by  indicating  the transfer of either a specified dollar amount or a specified percentage of the Division's value from which the transfer will be made.

                    Transfer  privileges are subject to our consent.  We reserve the right to impose limitations on transfers, including, but not limited to: (1) the minimum amount that may be transferred; and
               (2) the minimum amount that may remain in a Division following a transfer from that Division.

                    An administrative  charge of $10 per transfer will apply for all transfers in excess of 12 made in a calendar year. We may increase or decrease the transfer charge; however, it is guaranteed to never exceed $10 per transfer. All transfers made in a single day will count as only one transfer toward the 12 free transfers. The transfer of your Initial Premium from the Maxim Money Market Portfolio Division to your selected Divisions does not count toward the twelve free transfers. Likewise, any transfers under Dollar Cost Averaging or periodic rebalancing of your Account Value under the Rebalancer Option do not count toward the twelve free transfers (a one time rebalancing, however, will be counted as one transfer).

               Dollar Cost Averaging

                    By Request,  you may elect Dollar Cost Averaging in order to purchase Units of the Divisions over a period of time.

                    Dollar Cost Averaging permits you to automatically  transfer a predetermined dollar amount, subject to our minimum, at regular
Dollar Cost intervals from any one or more designated Divisions to one or Averaging more of the remaining, then available Divisions. The Unit Value permits you will be determined on the dates of the transfers. You must
to transfer    specify the  percentage to be  transferred  into each  designated
your Account   Division.  Transfers  may be set up on any  one of the  following
Value at       frequency periods: monthly, quarterly, semiannually, or annually.
regular        The transfer will be initiated one frequency period following the
intervals      date  of  your  request.  We will  provide  a list  of  Divisions from one or eligible for Dollar Cost Averaging which may be modified from more Divi- time to time. Amounts transferred through Dollar Cost Averaging
sions to       are not counted  against the twelve free  transfers  allowed in a
other          calendar year.  You may not  participate in Dollar Cost Averaging
Divisions.     and the  Rebalancer  Option  (described  below) at the same time.
               Participation in Dollar Cost Averaging does not assure a greater profit, or any profit, nor will it prevent or necessarily alleviate losses in a declining market. We reserve the right to modify, suspend, or terminate Dollar Cost Averaging at any time.

               The Rebalancer Option

The Reba-           By Request,  you may elect the Rebalancer Option in order to lancer Option automatically transfer Account Value among the Divisions on a permits you periodic basis. This type of transfer program automatically
to reba-       reallocates  your  Account  Value so as to maintain a  particular lance your percentage allocation among Divisions chosen by you. The amount Account Value allocated to each Division will grow or decline at different
so that you    rates depending on the investment experience of the Divisions.
may main-
tain your           You may Request  that  rebalancing  occur one time only,  in
chosen         which  case  the  transfer  will  take  place  on the date of the
percentage     Request.  This  transfer  will count as one transfer  towards the
allocation     twelve free transfers allowed in a calendar year.
among
Divisions.          You may also choose to  rebalance  your  Account  Value on a quarterly, semiannual, or annual basis, in which case the first transfer will be initiated one frequency period following the date of your request. On that date, your Account Value will be automatically reallocated to the selected Divisions. Thereafter, your Account Value will be rebalanced once each frequency period.
               In order to  participate in the  Rebalancer  Option,  your entire
               Account Value must be included. Transfers made with these frequencies will not count against the twelve free transfers allowed in a calendar year.

                    You must  specify  the  percentage  of  Account  Value to be allocated to each Division and the frequency of rebalancing. You may terminate the Rebalancer Option at any time by Request.

                    You may not participate in the Rebalancer  Option and Dollar
               Cost Averaging at the same time. Participation in the Rebalancer Option does not assure a greater profit, or any profit, nor will it prevent or necessarily alleviate losses in a declining market. The Company reserves the right to modify, suspend, or terminate the Rebalancer Option at any time.

               Account Value

                    Your  Account  Value  is the sum of your  interests  in each
               Division you have chosen plus the amount in your Loan Account. The Account Value varies depending upon the premiums paid, Expense Charges Applied to Premium, Mortality and Expense Risk Charge, Service Charges, Monthly Risk Charges, partial withdrawals, fees, Policy loans and the net investment factor (described below) for the Divisions to which your Account Value is allocated.

A Valuation         We measure  the amounts in the  Divisions  in terms of Units
Date is any and Unit Values. On any given date, your interest in a Division day on which is equal to the Unit Value multiplied by the number of Units we, the appli- credited to you in that Division. Amounts allocated to a Division cable Fund, will be used to purchase Units of that Division. Units are and the NYSE redeemed when you make partial withdrawals, undertake Policy are open for loans or transfer amounts from a Division, and for the payment of business. Service Charges, Monthly Risk Charges and other fees. The number of Units of each Division  purchased or redeemed is determined by
The Valuation dividing the dollar amount of the transaction by the Unit Value Period is the for the Division. The Unit Value for each Division was period of established at $10.00 for the first Valuation Date of the time from one  Division.  The Unit Value for any  subsequent  Valuation  Date is determination  equal  to  the  Unit  Value  for  the  preceding  Valuation  Date
of Unit        multiplied by the net investment  factor  (determined as provided
Values to below). The Unit Value of a Division for any Valuation Date is the next. determined as of the close of the Valuation Period ending on that
               Valuation Date.

                    Transactions  are processed on the date we receive a premium at our Principal Office or upon approval of a Request. If your premium or Request is received on a date that is not a Valuation Date, or after the close of the New York Stock Exchange on a Valuation Date, the transaction will be processed on the next Valuation Date.

We apply your       The  Account  Value  attributable  to each  Division  of the
Initial Pre-   Series Account on the Policy Date equals:
mium on the
Policy Date,   o    that portion of net premium  received  and  allocated to the
which will          Division, less
be the Issue
Date (if we    o    the Service Charges due on the Policy Date, less
have already
received       o    the Monthly Risk Charge due on the Policy Date, less
your Initial
Premium) or    o    the  Monthly  Risk  Charge  for any riders due on the Policy
the Business        Date.
Day we receive
a premium           The  Account  Value  attributable  to each  Division  of the
equal to or    Series Account on subsequent Valuation Dates is equal to:
in excess of
the Initial    o    the  Account  Value  attributable  to  the  Division  on the
Premium after       preceding  Valuation Date  multiplied by that Division's net
we have             investment factor, plus
approved your
Policy
application.
                                                                              25

               o that portion of net premium received and allocated to the Division during the current Valuation Period, plus

               o that portion of the value of the Loan Account transferred to the Division upon repayment of a Policy loan during the current Valuation Period; plus

               o any amounts transferred by you to the Division from another Division during the current Valuation Period, less

               o any amounts transferred by you from the Division to another Division during the current Valuation Period, less

               o that portion of any partial withdrawals deducted from the Division during the current Valuation Period, less

               o that portion of any Account Value transferred from the Division to the Loan Account during the current Valuation Period, less

               o that portion of fees due in connection with a partial surrender charged to the Division, less

               o if the first day of a Policy Month occurs during the current Valuation Period, that portion of the Service Charge for the Policy Month just beginning charged to the Division, less

               o if the first day of a Policy Month occurs during the current Valuation Period, that portion of the Monthly Risk Charge for the Policy Month just beginning charged to the Division, less

               o if the first day of a Policy Month occurs during the current Valuation Period, that Division's portion of the cost for any riders and any extra risk charge if the Insured is in a rated class as specified in your Policy, for the Policy Month just beginning.

               Net Investment Factor. The net investment factor for each Division for any Valuation Period is determined by deducting the Mortality and Expense Risk Charge for each day in the Valuation Period from the quotient of (1) and (2) where: (1) is the net result of:

               o the net asset value of a Fund share held in the Division determined as of the end of the current Valuation Period, plus

               o the per share amount of any dividend or other distribution declared on Fund shares held in the Division if the "ex-dividend" date occurs during the current Valuation Period, plus or minus

               o a per share credit or charge with respect to any taxes incurred by or reserved for, or paid by us if not previously reserved for, during the current Valuation Period which are determined by us to be attributable to the operation of the Division; and

                      (2) is the net result of:

               o the net asset value of a Fund share held in the Division determined as of the end of the preceding Valuation Period; plus or minus

               o a per share credit or charge with respect to any taxes incurred by or reserved for, or paid by us if not previously reserved for, during the preceding Valuation Period which are determined by us to be attributable to the operation of the Division.

               The Mortality and Expense Risk Charge for the Valuation Period is the annual Mortality and Expense Risk Charge divided by 365 multiplied by the number of days in the Valuation Period.

               The net investment factor may be greater or less than or equal to one.

               Splitting Units. We reserve the right to split or combine the value of Units. In effecting any such change, strict equity will be preserved and no such change will have a material effect on the benefits or other provisions of your Policy.

               Charges and Deductions

               Expense Charges Applied to Premium. We will deduct a maximum charge of 10% from each premium payment. A maximum of 6.5% of this charge will be deducted as sales load to compensate us in part for sales and promotional expenses in connection with selling the Policies, such as commissions, the cost of preparing sales literature, other promotional activities and other direct and indirect expenses. A maximum of 3.5% of this charge will be used to cover premium taxes and certain federal income tax obligations resulting from the receipt of premiums. All states and a few cities and municipalities impose taxes on premiums paid for life insurance, which generally range from 2% to 4% of premium but may exceed 4% in some states (for example, Kentucky). The amount of your state's premium tax may be higher or lower than the amount attributable to premium taxes that we deduct from your premium payments.

                    The current Expense Charge Applied to Premium for sales load is 5.5% of premium up to target and 3.0% of premium in excess of target for Policy Years 1 through 10. Your target premium will depend on the initial Total Face Amount of your Policy, your Issue Age, your sex (except in unisex states), and rating class (if any). Thereafter, there is no charge for sales load. The current Expense Charge Applied to Premium to cover our premium taxes and the federal tax obligation described above is 3.5% in all Policy Years.

                    As described in "Term Life Insurance  Rider", we may offer a
               Term Life Insurance Rider that may have the effect of reducing the sales charge you pay on purchasing an equivalent amount of insurance.

               We offer this rider in circumstances which result in the savings of sales and distribution expenses and administrative costs. To qualify, a corporation, employer, or other purchaser must satisfy certain criteria such as, for example, the number of Policies it expects to purchase, and the expected Total Face Amount under all such Policies. Generally, the sales contacts and effort and administrative costs per Policy depend on factors such as the number of Policies purchased by a single owner, the purpose for which the Policies are purchased, and the characteristics of the proposed Insureds. The amount of reduction and the criteria for qualification are related to the sales effort and administrative costs resulting from sales to a qualifying owner. Great-West from time to time may modify on a uniform basis both the amounts of reductions and the criteria for qualification. Reductions in these charges will not be unfairly discriminatory against any person, including the affected owners funded by the Series Account.

               Mortality and Expense Risk Charge. This charge is for the mortality and expense risks we assume with respect to the Policy. It is based on an annual rate that we apply against each Division of the Series Account on a daily basis. We convert the Mortality and Expense Risk Charge into a daily rate by dividing the annual rate by 365. The Mortality and Expense Risk Charge will be determined by us from time to time based on our expectations of future interest, mortality experience, persistency, expenses and taxes, but will not exceed 0.90% annually. Currently, the charge is 0.45% for Policy Years 1 through 10, 0.30% for Policy Years 11 through 20 and 0.10% thereafter.

                    The  mortality  risk we  assume  is that the  group of lives insured under the Policies may, on average, live for shorter periods of time than we estimated. The expense risk we assume is that the costs of issuing and administering Policies may be more than we estimated.

               Monthly Deduction. We make a monthly deduction from your Account Value on the Policy Date and the first day of each Policy Month. This monthly deduction will be charged proportionally to the amounts in the Divisions.

               The monthly deduction equals the sum of (1), (2), (3) and (4) where:

               (1) is the cost of insurance charge (the Monthly Risk Charge) equal to the current Monthly Risk Rate (described below) multiplied by the net amount at risk divided by 1,000;

               (2)  is the Service Charge;

               (3) is the monthly cost of any additional benefits provided by riders which are a part of your Policy; and

               (4) is any extra risk charge if the Insured is in a rated class as specified in your Policy.

               The net amount at risk equals:

               o    the death benefit divided by 1.00327374; less

               o your Policy's Account Value on the first day of a Policy Month prior to assessing the monthly deduction.

                    If there are  increases  in the Total Face Amount other than increases caused by changes in the death benefit option, the monthly deduction described above is determined separately for the initial Total Face Amount and each increase in the Total Face Amount. In calculating the net amount at risk, your Account Value will first be allocated to the most recent increase in the death benefit and then to each increase in the Total Face Amount in the reverse order in which the increases were made.

                    Monthly  Risk  Rates.  The  Monthly  Risk  Rate  is  used to determine the cost of insurance charge for providing insurance coverage under the Policy. The Monthly Risk Rates (except for any such rate applicable to an increase in the Total Face Amount) are based on the length of time your Policy has been in force and the Insured's sex (in the case of non-unisex Policies) and Issue Age. If the Insured is in a rated class as specified in your Policy, we will deduct an extra risk charge that reflects that class rating. The Monthly Risk Rates applicable to each increase in the Total Face Amount are based on the length of time the increase has been in force and the Insured's sex (in the case of non-unisex Policies), Issue Age, and class rating, if any. The Monthly Risk Rates will be determined by us from time to time based on our expectations of future experience with respect to mortality, persistency, interest rates, expenses and taxes, but will not exceed the Guaranteed Maximum Monthly Risk Rates based on the 1980 Commissioner's Standard Ordinary, Age Nearest Birthday, Male/Female, Unismoke Ultimate Mortality Table ("1980 CSO"). Our Monthly Risk Rates for unisex Policies will never exceed a maximum based on the 1980 CSO using male lives.

                    The Guaranteed  Maximum Monthly Risk Rates reflect any class rating applicable to the Policy. We have filed a detailed statement of our methods for computing Account Values with the insurance department in each jurisdiction where the Policy was delivered. These values are equal to or exceed the minimum required by law.

                    Service Charge. We will deduct a maximum of $15.00 from your
               Policy's Account Value on the first day of each Policy Month to cover our administrative costs, such as salaries, postage, telephone, office equipment and periodic reports. This charge may be increased or decreased by us from time to time based on our expectations of future expenses, but will never exceed $15.00 per Policy Month. The Service Charge will be deducted proportionally from the Divisions. The current Service Charge is $10.00 per Policy Month for Policy Years 1 through 3 and $7.50 per Policy Month thereafter.

               Transfer Fee. A maximum administrative charge of $10 per transfer of Account Value from one Division to other Divisions will be deducted from your Policy's Account Value for all transfers in excess of 12 made in the same calendar year. The allocation of your Initial Premium from the Maxim Money Market Portfolio Division to your selected Divisions will not count toward the 12 free transfers. Similarly, transfers made under Dollar Cost Averaging and periodic rebalancing under the Rebalancer Option do not count as transfers for this purpose (although, a one-time rebalancing under the Rebalancer Option will count as one transfer). All transfers requested on the same Business Day will be aggregated and counted as one transfer. The current charge is $10 per transfer.

               Partial Withdrawal Fee. A maximum administrative fee of $25 will be deducted from your Policy's Account Value for all partial withdrawals after the first made in the same Policy Year.

               Change of Death Benefit Option Fee. A maximum administrative fee of $100 will be deducted from your Policy's Account Value each time you change your death benefit option.

               Fund Expenses. You indirectly bear the charges and expenses of the Funds whose shares are held by the Divisions to which you allocate your Account Value. The Series Account purchases shares of the Funds at net asset value. Each Fund's net asset value reflects investment advisory fees and administrative expenses already deducted from the Fund's assets. For a summary of current estimates of these charges and expenses, see Appendix B to this Prospectus. For more information concerning the investment advisory fees and other charges against the Funds, see the Fund Prospectuses and the statements of additional information for the Funds, which are available upon Request.

                    We may receive  compensation from the investment advisers or administrators of the Funds. Such compensation will be consistent with the services we provide or the cost savings resulting from the arrangement and, therefore, may differ between Funds.

               Paid-Up Life Insurance

                    When the Insured reaches Attained Age 100 (if your Policy is in force at that time), the entire Account Value of your Policy (less outstanding Policy Debt) will be applied as a single premium to purchase "paid-up" insurance. Outstanding Policy Debt will be repaid at this time. This repayment may be treated as a taxable distribution to you if your Policy is not a MEC. The net single premium for this insurance will be based on the 1980 Commissioner's Standard Ordinary, Sex Distinct, Non-Smoker Mortality Table. The cash value of your paid-up insurance, which initially is equal to the net single premium, will remain in the Divisions of the Series Account in accordance with your then current allocation. While the paid-up life insurance is in effect your assets will remain in the Series Account. You may change your Division allocation instructions and you may transfer your cash value among the Divisions. All charges under your Policy, to the extent applicable, will continue to be assessed, except we will no longer make a deduction each Policy Month for the Monthly Risk Charge. Your death benefit will be equal to the cash value of the paid-up policy and, thus, as your cash value changes based on the investment experience of the Divisions, the death benefit will increase or decrease accordingly. You may surrender the paid-up insurance policy at any time and, if surrendered within 30 days of a Policy Anniversary, its cash value will not be less than it was on that Policy Anniversary. See "Federal Income Tax Considerations -- Treatment When Insured Reached Attained Age 100."

               Supplemental Benefits

                    The following  supplemental  benefit  riders are  available, subject to certain limitations. An additional Monthly Risk Charge will be assessed for each rider which is in force as part of the monthly deduction from your Account Value.

               Term Life Insurance Rider

                    This Rider  provides  term life  insurance  on the  Insured.
               Coverage is renewable annually to the Insured's Attained Age 100. The amount of coverage provided under this Rider varies from month to month as described below. We will pay the Rider's death benefit to the beneficiary when we receive Due Proof of death of the Insured while this Rider is in force.

                    This Rider provides the same three death benefit  options as your Policy. The option you choose under the Rider must at all times be the same as the option you have chosen for your Policy. The Rider's death benefit will be determined at the beginning of each Policy Month in accordance with one of those options. For each of the options, your death benefit will be reduced by any outstanding Policy Debt.

                    If you purchase  this Rider,  the Total Face Amount shown on your Policy's Specifications Page will be equal to the minimum amount of coverage provided by this Rider plus the Base Face Amount (which is the minimum death benefit under your Policy without the Rider's death benefit). The minimum allocation of Total Face Amount between your Policy and the Rider is 10% and 90% at inception, respectively. The total death benefit payable under the Rider and the Policy will be determined as described in "Death Benefit" above, using the Total Face Amount shown on your Policy's Specifications page.

               Coverage under this Rider will take effect on the later of:

               o the Policy Date of the Policy to which this Rider is attached; or

               o the Policy Anniversary following our approval of your Request to add this Rider to your Policy, subject to the deduction of the first Monthly Risk Charge for the Rider.

                    The  Monthly  Risk Rate for this  Rider  will be the same as that used for the Policy and the Monthly Risk Charge for the Rider will be determined by multiplying the Monthly Risk Rate by the Rider's death benefit. This charge will be calculated on the first day of each Policy Month and added to the Policy's Monthly Risk Charge.

                    If you purchase this Rider,  the target premium  amount,  to which the sales charge applies, will be proportionately lower. As a result, the sales charge deducted from your premium payments will be less than you would pay on a single Policy providing the same Total Face Amount of coverage as your Policy and Rider.

                    We will offer this Rider only in circumstances  which result in the savings of sales and distribution expenses. As a result, in our discretion, we may decline to offer the Term Rider or refuse to consent to a proposed allocation of coverage between a Base Policy and Term Rider. In exercising this discretion, we will not discriminate unfairly against any person, including the affected owners funded by the Series Account. For more information see "Expense Charges Applied to Premium" at page 31 above.

                    You may  terminate  this Rider by  Request.  This Rider also will terminate on the earliest of the following dates:

               o    the date the Policy is surrendered or terminated;

               o    the expiration of the Grace Period of the Policy; or

               o    the death of the Insured.

               Change of Insured Rider

                    This  Rider  permits  you to change the  Insured  under your
               Policy or any Insured that has been named by virtue of this Rider. Before we change the Insured you must provide us with (1) a Request for the change signed by you and approved by us; (2) evidence of insurability for the new Insured; (3) evidence that there is an insurable interest between you and the new Insured;
               (4) evidence that the new Insured's age, nearest birthday, is under 70 years; and (5) evidence that the new Insured was born prior to the Policy Date. We may charge a maximum fee of $25 for administrative expenses when you changed the Insured. When a change of Insured takes effect, Policy premiums will be based on the new Insured's age, sex, mortality class and the premium rate in effect on the Policy Date.

               Continuation of Coverage

                    If you cease making  premium  payments,  coverage under your
               Policy and any Riders to the Policy will continue until your Policy's Account Value, less any Policy Debt, is insufficient to cover the monthly deduction. When that occurs, the Grace Period will go into effect.

               Grace Period

                    If the  first  day  of a  Policy  Month  occurs  during  the
               Valuation Period and your Policy's Account Value, less any Policy Debt, is not sufficient to cover the monthly deduction for that Policy month, then your Policy will enter the Grace Period described below. If you do not pay sufficient additional premiums during the Grace Period, your Policy will terminate without value.

                    The  Grace  Period  will  allow 61 days for the  payment  of premium sufficient to keep the Policy in force. Any such premium must be in an amount sufficient to cover deductions for the Monthly Risk Charge, the Service Charge, the cost for any riders and any extra risk charge if the Insured is in a rated class for the next two Policy Months. Notice of premium due will be mailed to your last known address or the last known address of any assignee of record at least 31 days before the date coverage under your Policy will cease. If the premium due is not paid within the Grace Period, then the Policy and all rights to benefits will terminate without value at the end of the 61 day period. The Policy will continue to remain in force during this Grace Period. If the Policy Proceeds become payable by us during the Grace Period, then any due and unpaid Policy charges will be deducted from the amount payable by us.

               Termination of Policy

                    Your  Policy  will  terminate  on the earlier of the date we receive your Request to surrender, the expiration date of the Grace Period due to insufficient value or the date of death of the Insured.

               Reinstatement

                    Before the Insured's  death,  we will reinstate your Policy, provided that the Policy has not been surrendered, and provided further that:

               o you make your reinstatement Request within three years from the date of termination;

               o    you submit satisfactory evidence of insurability to us;

               o you pay an amount equal to the Policy charges which were due and unpaid at the end of the Grace Period;

               o you pay a premium equal to four times the monthly deduction applicable on the date of reinstatement; and

               o you repay or reinstate any Policy loan that was outstanding on the date coverage ceased, including interest at 6.00% per year compounded annually to the date of reinstatement of your Policy.

                    A reinstated  Policy's  Total Face Amount may not exceed the
               Total Face Amount at the time of termination. Your Account Value on the reinstatement date will reflect:

               o    the Account Value at the time of termination; plus

               o net premiums attributable to premiums paid to reinstate the Policy; less

               o    the Monthly Expense Charge; less

               o the Monthly Cost of Insurance charge applicable on the date of reinstatement.

                    The  effective  date of  reinstatement  will be the date the application for reinstatement is approved by us.

               Deferral of Payment

                    We will  usually pay any amount due from the Series  Account within seven days after the Valuation Date following your Request giving rise to such payment or, in the case of death of the Insured, Due Proof of such death. Payment of any amount payable from the Series Account on death, surrender, partial surrender, or Policy loan may be postponed whenever:

               o the New York Stock Exchange is closed other than customary weekend and holiday closing, or trading on the NYSE is otherwise restricted;

               o the Securities and Exchange Commission, by order, permits postponement for the protection of policyowners; or

               o an emergency exists as determined by the Securities and Exchange Commission, as a result of which disposal of securities is not reasonably practicable, or it is not reasonably practicable to determine the value of the assets of the Series Account.

               Rights of Owner

                    While the Insured is alive,  unless you have assigned any of these rights, you may:

               o    transfer ownership to a new owner;

               o name a contingent owner who will automatically become the owner of the Policy if you die before the Insured;

               o    change or revoke a contingent owner;

               o    change  or   revoke  a   beneficiary   (unless  a   previous
                    beneficiary designation was irrevocable); o exercise all other rights in the Policy;

               o increase or decrease the Total Face Amount, subject to the other provisions of the Policy; and o change the death benefit option, subject to the other provisions of the Policy.

                    When  you  transfer   your  rights  to  a  new  owner,   you
               automatically revoke any prior contingent owner designation. When you want to change or revoke a prior beneficiary designation, you have to specify that action. You do not affect a prior beneficiary when you merely transfer ownership, or change or revoke a contingent owner designation.

                    You do not need the consent of a beneficiary or a contingent owner in order to exercise any of your rights. However, you must give us written notice satisfactory to us of the Requested action. Your

               Request will then, except as otherwise specified herein, be effective as of the date you signed the form, subject to any action taken before it was received by us.

               Rights of Beneficiary

                    The  beneficiary has no rights in the Policy until the death of the Insured, except an irrevocable beneficiary cannot be changed without the consent of that beneficiary. If a beneficiary is alive at that time, the beneficiary will be entitled to payment of the Policy Proceeds as they become due.

               Other Policy Provisions

               Exchange of Policy. You may exchange your Policy for a new policy issued by Great-West that does not provide for variable benefits. The new policy will have the same Policy Date, Issue Age, and Insured as your Policy on the date of the exchange. The exchange must be made within 24 Policy Months after the Issue Date of your Policy and all Policy Debt must be repaid.

               Addition, Deletion or Substitution of Investments. Shares of any or all of the Funds may not always be available for purchase by the Divisions of the Series Account, or we may decide that further investment in any such shares is no longer appropriate. In either event, shares of other registered open-end investment companies or unit investment trusts may be substituted both for Fund shares already purchased by the Series Account and/or as the security to be purchased in the future, provided that these substitutions have been approved by the Securities and Exchange Commission, to the extent necessary. We also may close a Division to future premium allocations and transfers of Account Value. If we do so, we will notify you and ask you to change your premium allocation instructions. If you do not change those instructions by the Division's closing date, premiums allocated to that Division automatically will be allocated to the Maxim Money Market Portfolio Division until you instruct us otherwise. A Division closing may affect Dollar Cost Averaging and the Rebalancer Option. We reserve the right to operate the Series Account in any form permitted by law, to take any action necessary to comply with applicable law or obtain and continue any exemption from applicable laws, to assess a charge for taxes attributable to the operation of the Series Account or for other taxes, as described in "Charges and Deductions" beginning on page 31 of this Prospectus, and to change the way in which we assess other charges, as long as the total other charges do not exceed the maximum guaranteed changes under the Policies. We also reserve the right to add Divisions, or to eliminate or combine existing Divisions or to transfer assets between Divisions, or from any Division to our general account. In the event of any substitution or other act described in this paragraph, we may make appropriate amendment to the Policy to reflect the change.

               Entire Contract. Your entire contract with us consists of the Policy, including the attached copy of your Policy application and any attached copies of supplemental applications for increases in the Total Face Amount, any endorsements and any riders. Any illustrations prepared in connection with the Policy do not form a part of our contract with you and are intended solely to provide information about how values under the Policy, such as Cash Surrender Value, death benefit and Account Value, will change with the investment experience of the Divisions, and such information is based solely upon data available at the time such illustrations are prepared.

               Alteration. Sales representatives do not have any authority to either alter or modify your Policy or to waive any of its provisions. The only persons with this authority are our president, secretary, or one of our vice presidents.

               Modification. Upon notice to you, we may modify the Policy if such a modification --

               o is necessary to make the Policy or the Series Account comply with any law or regulation issued by a governmental agency to which we are or the Series Account is subject;

               o is necessary to assure continued qualification of the Policy under the Internal Revenue Code or other federal or state laws as a life insurance policy;

               o is necessary to reflect a change in the operation of the Series Account or the Divisions; or

               o    adds, deletes or otherwise changes Division options.

               We also reserve the right to modify certain provisions of the Policy as stated in those provisions. In the event of any such modification, we may make appropriate amendment to the Policy to reflect such modification.

               Assignments. During the lifetime of the Insured, you may assign all or some of your rights under the Policy. All assignments must be filed at our Principal Office and must be in written form satisfactory to us. The assignment will then be effective as of the date you signed the form, subject to any action taken before it was received by us. We are not responsible for the validity or legal effect of any assignment.

               Non-Participating. The Policy does not pay dividends.

               Misstatement of Age or Sex (Non-Unisex Policy). If the age or (in the case of a non-unisex Policy) sex of the Insured is stated incorrectly in your Policy application or rider application, we will adjust the amount payable appropriately as described in the Policy.

               If we determine that the Insured was not eligible for coverage under the Policy after we discover a misstatement of the Insured's age, our liability will be limited to a return of premiums paid, less any partial withdrawals, any Policy Debt, and the cost for riders.

               Suicide. If the Insured, whether sane or insane, commits suicide within two years after your Policy's Issue Date (one year if your Policy is issued in Colorado or North Dakota), we will not pay any part of the Policy Proceeds. We will pay the beneficiary premiums paid, less the amount of any Policy Debt, any partial withdrawals and the cost for riders.

                    If the  Insured,  whether  sane or insane,  commits  suicide within two years after the effective date of an increase in the Total Face Amount (one year if your Policy is issued in Colorado or North Dakota), then our liability as to that increase will be the cost of insurance for that increase and that portion of the

               Account Value attributable to that increase. The Total Face Amount of the Policy will be reduced to the Total Face Amount that was in effect prior to the increase.

               Incontestability. All statements made in the application or in a supplemental application are representations and not warranties. We relied and will rely on those statements when approving the issuance, increase in face amount, increase in death benefit over premium paid, or change in death benefit option of the Policy. In the absence of fraud, no statement can be used by us in defense of a claim or to cancel the Policy for misrepresentation unless the statement was made in the application or in a supplemental application. In the absence of fraud, after the Policy has been in force during the lifetime of the Insured for a period of two years from its Issue Date, we cannot contest it except for non-payment of premiums. However, any increase in the Total Face Amount which is effective after the Issue Date will be incontestable only after such increase has been in force during the lifetime of the Insured for two years from the effective date of coverage of such increase.

               Report to Owner. We will maintain all records relating to the Series Account and the Divisions. We will send you a report at least once each Policy Year within 30 days after a Policy Anniversary. The report will show current Account Value, current allocation in each Division, death benefit, premiums paid, investment experience since your last report, deductions made since the last report, and any further information that may be required by laws of the state in which your Policy was issued. It will also show the balance of any outstanding Policy loans and accrued interest on such loans. There is no charge for this report.

               In addition, we will send you the financial statements of the Funds and other reports as specified in the Investment Company Act of 1940, as amended. We also will mail you confirmation notices or other appropriate notices of Policy transactions quarterly or more frequently within the time periods specified by law. Please give us prompt written notice of any address change. Please read your statements and confirmations carefully and verify their accuracy and contact us promptly with any question.

               Illustrations. Upon request, we will provide you with an illustration of how Cash Surrender Value, Account Value and death benefits change with the investment experience of your Policy. This illustration will be furnished to you for a nominal fee not to exceed $50.

               Notice and Elections. To be effective, all notices and elections under the Policy must be in writing, signed by you, and received by us at our Principal Office. Certain exceptions may apply. Unless otherwise provided in the Policy, all notices, requests and elections will be effective when received at our Principal Office complete with all necessary information.

                          Performance Information and Illustrations

We may pre-         We may sometimes publish performance  information related to sent mutual the Fund, the Series Account or the Policy in advertising, sales fund port- literature and other promotional materials. This information is folio per- based on past investment results and is not an indication of
formance in    future performance.
sales
literature.

               Fund Performance. We may publish a mutual fund portfolio's total return or average annual total return. Total return is the change in value of an investment over a given period, assuming reinvestment of any dividends and capital gains. Average annual total return is a hypothetical rate of return that, if achieved annually, would have produced the same total return over a stated period if performance had been constant over the entire period. Average annual total returns smooth variations in performance, and are not the same as actual year-by-year results.

                    We may also publish a mutual fund portfolio's  yield.  Yield refers to the income generated by an investment in a portfolio over a given period of time, expressed as an annual percentage rate. When a yield assumes that income earned is reinvested, it is called an effective yield. Seven-day yield illustrates the income earned by an investment in a money market fund over a recent seven-day period.

                    Total returns and yields quoted for a mutual fund  portfolio include the investment management fees and other expenses of the portfolio, but do not include charges and deductions attributable to your Policy. These expenses would reduce the performance quoted.

               Adjusted  Fund   Performance.   We  may  publish  a  mutual  fund
               portfolio's total return and yields adjusted for charges against the assets of the Series Account.

                    We may publish  total return and yield  quotations  based on the period of time that a mutual fund portfolio has been in existence. The results for any period prior to any Policy being offered will be calculated as if the Policy had been offered during that period of time, with all charges assumed to be those applicable to the Policy.

               Other Information. Performance information may be compared, in reports and promotional literature, to:

               o the S&P 500, Dow Jones Industrial Average, Lehman Brothers Aggregate Bond Index or other unmanaged indices so that investors may compare the Division results with those of a group of unmanaged securities widely regarded by investors as representative of the securities markets in general;

               o other groups of variable life variable accounts or other investment products tracked by Lipper Analytical Services, a widely used independent research firm which ranks mutual funds and other investment products by overall performance, investment objectives, and assets, or tracked by other services, companies, publications, or persons, such as Morningstar, Inc., who rank such investment products on overall performance or other criteria; or

               o the Consumer Price Index (a measure for inflation) to assess the real rate of return from an investment in the Division. Unmanaged indices may assume the reinvestment of dividends but generally do not reflect deductions for administrative and management expenses.

                    We may  provide  policy  information  on  various  topics of interest to you and other prospective policyowners. These topics may include:

               o the relationship between sectors of the economy and the economy as a whole and its effect on various securities markets;

               o investment strategies and techniques (such as value investing, market timing, dollar cost averaging, asset allocation, constant ratio transfer and account rebalancing);

               o    the   advantages   and   disadvantages   of   investing   in
                    tax-deferred and taxable investments;

               o customer profiles and hypothetical purchase and investment scenarios;

               o    financial management and tax and retirement planning; and

               o investment alternatives to certificates of deposit and other financial instruments, including comparisons between a Policy and the characteristics of, and market for, such financial instruments.

               Policy Illustrations. Upon request we will provide you with an illustration of Cash Surrender Value, Account Value and death benefits. The first illustration you Request during a Policy Year will be provided to you free of charge. Thereafter, each additional illustration Requested during the same Policy Year will be provided to you for a nominal fee not to exceed $50.

                                Federal Income Tax Considerations

                    The following summary provides a general  description of the federal income tax considerations  associated with the Policy and does not purport to be complete or to cover all situations.  This discussion  is not  intended  as tax advice.  You should  consult
We do not      counsel  or  other  competent  tax  advisers  for  more  complete
make any       information.  This discussion is based upon our  understanding of guarantees the current federal income tax laws as they are currently about the interpreted by the Internal Revenue Service (the "IRS"). We make
Policy's       no  representation  as to the likelihood of  continuation  of the
tax status.    current federal income tax laws or of the current interpretations by the IRS. We do not make any guarantee regarding the tax status of any policy or any transaction regarding the Policy.

                    The Policy may be used in  various  arrangements,  including non-qualified deferred compensation or salary continuance plans, split dollar insurance plans, executive bonus plans, retiree medical benefit plans and others. The tax consequences of such plans may vary depending on the particular facts and circumstances of each individual arrangement. Therefore, if the use of the Policy in any such arrangement is contemplated, you should consult a qualified tax adviser for advice on the tax attributes and consequences of the particular arrangement.

               Tax Status of the Policy

We believe          A Policy has certain tax  advantages  when treated as a life
the Policy     insurance  contract  within the  meaning  of Section  7702 of the
will be        Internal  Revenue  Code of 1986,  as  amended  (the  "Code").  We treated as believe that the Policy meets the Section 7702 definition of a a life in- life insurance contract and will take whatever steps are
surance        appropriate  and  reasonable  to  attempt  to cause the Policy to
contract       comply  with  Section  7702.  We  reserve  the right to amend the under federal Policies to comply with any future changes in the Code, any tax laws. regulations or rulings under the Code and any other requirements imposed by the IRS.

               Diversification of Investments

                    Section 817(h) of the Code requires that the  investments of each Division of the Series Account be "adequately diversified" in accordance with certain Treasury regulations. We believe that the Divisions will be adequately diversified.

               Policy Owner Control

                    In  certain  circumstances,  the  owner of a  variable  life insurance policy may be considered, for federal income tax purposes, the owner of the assets of the variable account used to support the policy. In those circumstances, income and gains from the variable account assets would be includible in the policyowner's gross income. We do not know what standards will be established, if any, in the regulations or rulings which the Treasury has stated it expects to issue on this question. We therefore reserve the right to modify the Policy as necessary to attempt to prevent a policyowner from being considered the owner of a pro-rata share of the assets of the Series Account.

                    The  following  discussion  assumes  that your  Policy  will qualify as a life insurance contract for federal income tax purposes.

               Tax Treatment of Policy Benefits

Death bene- Life Insurance Death Benefit Proceeds. In general, the amount of fits general- the death benefit payable under your Policy is excludible from
ly are not     your gross income under the Code.
subject to
federal in-         If the death  benefit is not  received in a lump sum and is,
come tax.      instead,  applied under a proceeds option agreed to by us and the beneficiary, payments generally will be prorated between amounts attributable to the death benefit, which will be excludable from the beneficiary's income, and amounts attributable to interest
               (occurring after the insured's death), which will be includable in the beneficiary's income.

Investment     Tax Deferred Accumulation.  Any increase in your Account Value is
gains are      generally  not taxable to you unless you receive or are deemed to
normally not   receive amounts from the Policy before the Insured dies.
taxed unless
distributed
to you be-
fore the
Insured dies.
                                                                              40

               Distributions. If you surrender your Policy, the amount you will receive as a result will be subject to tax as ordinary income to the extent that amount exceeds the "investment in the contract," which is generally the total of premiums and other consideration paid for the Policy, less all amounts previously received under the Policy to the extent those amounts were excludible from gross income.

                    Depending  on  the  circumstances,   any  of  the  following
               transactions may have federal income tax consequences:

               o the exchange of a Policy for a life insurance, endowment or annuity contract;

               o    a change in the death benefit option;

               o    a policy loan;

               o    a partial surrender;

               o    a surrender;

               o    a change in the ownership of a Policy;

               o    a change of the named Insured; or

               o    an assignment of a Policy.

               In addition, federal, state and local transfer and other tax consequences of ownership or receipt of Policy Proceeds will depend on your circumstances and those of the named beneficiary. Whether partial withdrawals (or other amounts deemed to be distributed) constitute income subject to federal income tax depends, in part, upon whether your Policy is considered a "modified endowment contract."

If you pay Modified Endowment Contracts. Section 7702A of the Code treats more pre- certain life insurance contracts as "modified endowment miums than contracts" ("MECs"). In general, a Policy will be treated as a permitted MEC if total premiums paid at any time during the first seven under the Policy Years exceed the sum of the net level premiums which would seven-pay have been paid on or before that time if the Policy provided for test, your paid-up future benefits after the payment of seven level annual Policy will premiums ("seven-pay test"). In addition, a Policy may be treated
be a MEC.      as a MEC if there is a "material change" of the Policy.

                    We will  monitor  your  premium  payments  and other  Policy transactions and notify you if a payment or other transaction might cause your Policy to become a MEC. We will not invest any premium or portion of a premium that would cause your Policy to become a MEC. We will promptly refund that money to you and, if you elect to have a MEC contract, you can return the money to us with a signed form of acceptance.

                    Further,  if a transaction  occurs which decreases the Total
               Face Amount of your Policy during the first seven years, we will retest your Policy, as of the date of its purchase, based on the lower Total Face Amount to determine compliance with the seven-pay test. Also, if a decrease in Total Face Amount occurs within seven years of a "material change," we will retest your Policy for compliance as of the date of the "material change." Failure to comply in either case would result in the Policy's classification as a MEC regardless of our efforts to provide a payment schedule that would not otherwise violate the seven-pay test.

                    The rules  relating to whether a Policy will be treated as a
               MEC are complex and cannot be fully described in the limited confines of this summary. Therefore, you should consult with a competent tax adviser to determine whether a particular transaction will cause your Policy to be treated as a MEC.

               Distributions Under Modified Endowment Contracts. If treated as a MEC, your Policy will be subject to the following tax rules:

               o    First,  partial  withdrawals  are treated as ordinary income
If your Policy subject to tax up to the amount equal to the excess (if any) becomes a MEC, of your Account Value immediately before the distribution
Policy loans        over the  "investment  in the  contract"  at the time of the
and surrenders      distribution.
may incur
taxes and tax  o    Second,  policy  loans and  loans  secured  by a Policy  are
penalties.          treated as partial  withdrawals and taxed  accordingly.  Any past-due loan interest that is added to the amount of the loan is treated as a loan.

               o Third, a 10 percent additional penalty tax is imposed on that portion of any distribution (including distributions upon surrender), policy loan, or loan secured by a Policy, that is included in income, except where the distribution or loan is:

                    o    made when you are age 59 1/2 or older;

                    o    attributable to your becoming disabled; or

                    o is part of a series of substantially equal periodic payments for the duration of your life (or life expectancy) or for the duration of the longer of your or the beneficiary's life (or life expectancies).

If your        Distributions Under a Policy That Is Not a MEC. If your Policy is
Policy is not a MEC, a distribution is generally treated first as a not a MEC, tax-free recovery of the "investment in the contract," and then partial with- as a distribution of taxable income to the extent the drawals or distribution exceeds the "investment in the contract." An surrenders exception is made for cash distributions that occur in the first are taxed 15 Policy Years as a result of a decrease in the death benefit or only if they other change which reduces benefits under the Policy which are exceed your made for purposes of maintaining compliance with Section 7702. investment Such distributions are taxed in whole or part as ordinary income in your Policy (to the extent of any gain in the Policy) under rules prescribed
and Policy     in Section 7702.
loans are
generally           If your Policy is not a MEC,  policy loans and loans secured
not taxed.     by the Policy are  generally not treated as  distributions.  Such loans are instead generally treated as your indebtedness.

                    Finally,  if  your  Policy  is  not  a  MEC,   distributions
               (including distributions upon surrender), policy loans and loans secured by the Policy are not subject to the 10 percent additional tax.

               Multiple Policies. All modified endowment contracts issued by us (or our affiliates) to you during any calendar year will be treated as a single MEC for purposes of determining the amount of a policy distribution which is taxable to you.

               Treatment When Insured Reaches Attained Age 100. As described above, when the Insured reaches Attained Age 100, we will issue you a "paid-up" life insurance policy. We believe that the paid-up life insurance policy will continue to qualify as a "life insurance contract" under the Code. However, there is some uncertainty regarding this treatment. It is possible, therefore, that you would be viewed as constructively receiving the Cash Surrender Value in the year in which the Insured attains age 100 and would realize taxable income at that time, even if the Policy Proceeds were not distributed at that time. In addition, any outstanding Policy Debt will be repaid at that time. This repayment may be treated as a taxable distribution to you, if your contract is not a MEC.

We may be Federal Income Tax Withholding. We will withhold and remit to the required to federal government the amount of any tax due on that portion of a
withhold       policy  distribution  which is  taxable,  unless  you  direct  us taxes from otherwise in writing at or before the time of the distribution. certain dis- As the policyowner, however, you will be responsible for the tributions payment of any taxes and early distribution penalties that may be
to you.        due on policy distributions,  regardless of whether those amounts are subject to withholding.

               Actions to Ensure Compliance with the Tax Law. We believe that the maximum amount of premiums we intend to permit for the Policies will comply with the Code definition of a "life insurance contract." We will monitor the amount of your premiums, and, if you pay a premium during a Policy Year that exceeds those permitted by the Code, we will promptly refund the premium or a portion of the premium before any allocation to the Funds. We reserve the right to increase the death benefit (which may result in larger charges under a Policy) or to take any other action deemed necessary to ensure the compliance of the Policy with the federal tax definition of a life insurance contract.

               Trade or Business Entity Owns or Is Directly or Indirectly a Beneficiary of the Policy

                    Where a Policy is owned by other than a natural person,  the owner's ability to deduct interest on business borrowing unrelated to the Policy can be impacted as a result of its ownership of cash value life insurance. No deduction will be allowed for a portion of a taxpayer's otherwise deductible interest expense unless the policy covers only one individual, and such individual is, at the time first covered by the policy, a 20 percent owner of the trade or business entity that owns the policy, or an officer, director, or employee of such trade or business. Although this limitation generally does not apply to policies held by natural persons, if a trade or business (other than one carried on as a sole proprietorship) is directly or indirectly the beneficiary under a policy (e.g., pursuant to a split-dollar agreement), the policy shall be treated as held by such trade or business. The effect will be that a portion of the trade or business entity's deduction for its interest expenses will be disallowed unless the above exception for a 20 percent owner, employee, officer or director applies.

                    The  portion  of the  entity's  interest  deduction  that is disallowed will generally be a pro rata amount which bears the same ratio to such interest expense as the taxpayer's average unborrowed cash value bears to the sum of the taxpayer's average unborrowed cash value and average adjusted bases of all other assets. Any corporate or business use of the life insurance should be carefully reviewed by your tax adviser with attention to these rules as well as any other rules and possible tax law changes that could occur with respect to business-owned life insurance.

               Other Employee Benefit Programs

                    Complex rules may apply when a Policy is held by an employer or a trust, or acquired by an employee, in connection with the provision of employee benefits. These Policy owners also must consider whether the Policy was applied for by or issued to a person having an insurable interest under applicable state law, as the lack of insurable interest may, among other things, affect the qualification of the Policy as life insurance for federal income tax purposes and the right of the beneficiary to death benefits. Employers and employer-created trusts may be subject to reporting, disclosure and fiduciary obligations under the Employee Retirement Income Security Act of 1974, as amended. You should consult your legal adviser.

               Policy Loan Interest

                    Generally,  no tax deduction is allowed for interest paid or accrued on any indebtedness under a Policy.

               Our Taxes

                    We are taxed as a life  insurance  company  under  Part I of
               Subchapter L of the Code. The operations of the Series Account are taxed as part of our operations. Investment income and realized capital gains are not taxed to the extent that they are applied under the Policies. As a result of the Omnibus Budget Reconciliation Act of 1990, we are currently making, and are generally required to capitalize and amortize certain policy acquisition expenses over a 10-year period rather than currently deducting such expenses. This so-called "deferred acquisition cost" tax ("DAC tax") applies to the deferred acquisition expenses of a Policy and results in a significantly higher corporate income tax liability for Great-West. We reserve the right to adjust the amount of a charge to premium to compensate us for these anticipated higher corporate income taxes.

                    A portion of the Expense  Charges Applied to Premium is used to offset the federal, state or local taxes that we incur which are attributable to the Series Account or the Policy. We reserve the right to adjust the amount of this charge.

                                 Distribution of the Policy

                    The  Policy  will be sold by  licensed  insurance  agents in those states where the Policy may be lawfully sold. Such agents will be registered representatives of broker-dealers registered under the Securities Exchange Act of 1934 who are members of the National Association of Securities Dealers, Inc. and who have entered into selling agreements with our general distributor, BenefitsCorp Equities, Inc. ("BCE"). BCE is an indirect, wholly-owned subsidiary of Great-West and is registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 as broker-dealer and is a member of the National Association of Securities Dealers, Inc. BCE also acts as the general distributor of certain annuity contracts issued by us. The maximum sales commissions payable to our agents, independent registered insurance agents and other registered broker-dealers is 40% of the first year target premium. In addition, asset-based trail commissions may be paid. A sales representative may be required to return all the commissions paid if a Policy terminates prior to the second Policy Anniversary.

                    The directors and executive  officers of BCE are: Charles P.
               Nelson, Chairman of the Board and President, Robert K. Shaw, Director, John A. Brown, Director, Dennis Low, Director, G.E. Seller, Director and Vice President, Major Accounts, Douglas L. Wooden, Director, J. Baker, Vice President, Licensing and Contracts, Glen Ray Derback, Treasurer, Beverly A. Byrne, Secretary and T. L. Buckley, Compliance Officer. The principal business address of each director and executive officer, except G.E. Seller, is 8515 East Orchard Road, Englewood, Colorado 80111. G.E. Seller's principal business address is 18101 Von Karman Avenue, Suite 1460, Irvine, California 92612.

                                       Voting Rights

                    We are the legal  owner of all  shares of the Funds  held in the Divisions of the Series Account, and as such have the right to vote upon matters that are required by the 1940 Act to be approved or ratified by the shareholders of the Funds and to vote upon any other matters that may be voted upon at a shareholders' meeting. We will, however, vote shares held in the Divisions in accordance with instructions received from policyowners who have an interest in the respective Divisions.

                    We will  vote  shares  held in each  Division  for  which no timely instructions from policyowners are received, together with shares not attributable to a Policy, in the same proportion as those shares in that Division for which instructions are received.

                    The number of shares in each Division for which instructions may be given by a policyowner is determined by dividing the portion of the Account Value derived from participation in that Division, if any, by the value of one share of the corresponding Fund. We will determine the number as of the record date chosen by the Fund. Fractional votes are counted. Voting instructions will be solicited in writing at least 14 days prior to the shareholders' meeting.

                    We may, if required by state insurance regulators, disregard voting instructions if those instructions would require shares to be voted so as to cause a change in the sub-classification or investment policies of one or more of the Funds, or to approve or disapprove an investment management contract. In addition, we may disregard voting instructions that would require changes in the investment policies or investment adviser, provided that we reasonably disapprove of those changes in accordance with applicable federal regulations. If we disregard voting instructions, we will advise you of that action and our reasons for it in our next communication to policyowners.

                    This  description  reflects our current  view of  applicable law. Should the applicable federal securities laws change so as to permit us to vote shares held in the Series Account in our own right, we may elect to do so.

                              Our Directors and Executive Officers

                    Our  directors  and  executive  officers  are listed  below, together with information as to their ages, dates of election and principal business occupations during the last five years (if other than their present business occupations). The asterisks below denote the year that the indicated director was elected to our board of directors.


Name, Age and Position with Great-West                   Principal Occupation(s)
--------------------------------------                   -----------------------
Directors

James Balog (70)                                           Company Director since 1993

James W. Burns, O.C. (69)                                  Chairman of the Boards of Great-West Lifeco,
                                                           Great-West Life, London Insurance Group Inc.
                                                           and London Life Insurance Company; Deputy
                                                           Chairman, Power Corporation since 1991

Orest T. Dackow (62)                                       President and Chief Executive Officer, Great-
                                                           West Lifeco since 1991

Andre Desmarais (42)                                       President and Co-Chief Executive Officer,
                                                           Power Corporation; Deputy Chairman, Power
                                                           Financial since 1997

Paul Desmarais, Jr. (44)                                   Chairman and Co-Chief Executive Officer,
                                                           Power Corp; Chairman, Power Financial since
                                                           1991

Robert G. Graham (67)                                      Company Director since January 1996;
                                                           previously Chairman and Chief Executive
                                                           Officer, Inter-City Products Corporation since
                                                           1991

Robert Gratton (55)                                        Chairman of the Board of the Company;
                                                           President and Chief Financial Officer, Power
                                                           Financial since 1991

N. Berne Hart (69)                                         Company Director since 1991

Kevin P. Kavanagh (66)                                     Company Director since 1996

William Mackness (60)                                      Company Director since July 1995; previously
                                                           Dean, Faculty of Management, University of
                                                           Manitoba since 1991


                                                                                                            45





Name, Age and Position with Great-West                     Principal Occupation(s)
--------------------------------------                     -----------------------

William T. McCallum (56)                                   President and Chief Executive Officer of the
                                                           Company; President and Chief Executive
                                                           Officer, United States Operations, Great-West
                                                           since 1990

Jerry Edgar Alan Nickerson (62)                            Chairman of the Board, H.B. Nickerson & Sons
                                                           Limited since 1994

The Honourable P. Michael Pittfield, P.C.,                 Vice-Chairman, Power Corporation; Member of
Q.C. (61)                                                  the Senate of Canada since 1991

Michel Plessis-Belair, F.C.A. (56)                         Vice-Chairman and Chief Financial Officer,
                                                           Power Corporation; Executive Vice-President
                                                           and Chief Financial Officer, Power Financial
                                                           since 1991

Brian E. Walsh (45)                                        Co-Founder and Managing Partner, Veritas
                                                           Capital Management, LLC since September
                                                           1997; previously Partner, Trinity L.P. from
                                                           January 1996; previously Managing Director and
                                                           Co-Head, Global Investment Bank, Bankers
                                                           Trust Company since 1995

Executive Officers


John A. Brown (51)                                         Senior Vice President, Sales, Financial Services
                                                           of the Company and Great-West Life since 1992

Donna A. Goldin (51)                                       Executive Vice President and Chief Operating
                                                           Officer, One Corporation since June 1996;
                                                           previously Executive Vice President and Chief
                                                           Operating Officer, Harris Methodist Health
                                                           Plan since March 1995; previously Executive
                                                           Vice President and Chief Operating Officers,
                                                           Private Healthcare Systems, Inc. since 1996

Mitchell T. G. Graye (43)                                  Senior Vice President, Chief Financial Officer of
                                                           the Company; Senior Vice President, Chief
                                                           Financial Officer, United States, Great-West Life
                                                           since 1997


                                                                                                                  46





Name, Age and Position with Great-West                     Principal Occupation(s)
--------------------------------------                     -----------------------

John T. Hughes (62)                                        Senior Vice President, Chief Investment Officer
                                                           of the Company; Senior Vice President, Chief
                                                           Investment Officer; United States, Great-West
                                                           Life since 1989

D. Craig Lennox (51)                                       Senior Vice President, General Counsel and
                                                           Secretary of the Company; Senior Vice
                                                           President and Chief U.S. Legal Officer,
                                                           Great-West Life since 1984

William T. McCallum (56)                                   President and Chief Executive Officer of the
                                                           Company; President and Chief Executive
                                                           Officer, United States Operations, Great-West
                                                           Life since 1984

Steve H. Miller (46)                                       Senior Vice President, Employee Benefits Sales
                                                           of the Company and Great-West Life since 1997

James D. Motz (49)                                         Executive Vice President, Employee Benefits of
                                                           the Company and Great-West Life since 1992

Charles P. Nelson (37)                                     Senior Vice President, Public Non-Profit
                                                           Markets of the Company and Great-West life
                                                           since 1998

Martin Rosenbaum (46)                                      Senior Vice President, Employee Benefits
                                                           Operations of the Company and Great-West
                                                           Life since 1997

Robert K. Shaw (43)                                        Senior Vice President, Individual Markets of the
                                                           Company and Great-West Life since 1998

Douglas L. Wooden (42)                                     Executive Vice President, Financial Services of
                                                           the Company and Great-West Life since 1991


                                                                                                                 47


                                       Other Information

               State Regulation

                    We are  subject  to the  laws  of  Colorado  governing  life insurance companies and to regulation by Colorado's Commissioner of Insurance, whose agents periodically conduct an examination of our financial condition and business operations. We are also subject to the insurance laws and regulations of the all jurisdictions in which we are authorized to do business.

                    We are  required  to  file  an  annual  statement  with  the insurance regulatory authority of those jurisdictions where we are authorized to do business relating to our business operations and financial condition as of December 31st of the preceding year.

               Legal Proceedings

                    There are no pending legal  proceedings  which would have an adverse material effect on the Series Account. Great-West is engaged in various kinds of routine litigation which, in our judgment, is not material to its total assets or material with respect to the Series Account.

               Legal Matters

                    All  matters  of  Colorado  law  pertaining  to the  Policy, including the validity of the Policy and our right to issue the Policy under Colorado law, have been passed upon by Ruth B. Lurie, Vice President, Counsel and Associate Secretary of Great-West. The law firm of Jorden Burt Boros Cicchetti Berenson & Johnson LLP, 1025 Thomas Jefferson St., Suite 400, East Lobby, Washington, D.C. 20007-5201, serves as special counsel to Great-West with regard to the federal securities laws.

               Experts

                    The consolidated  financial statements for Great-West Life &
               Annuity Insurance Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been audited by Deloitte & Touch LLP, 555 17th Street, Suite 3600, Denver, Colorado 80202, independent auditors, as stated in their reports. We have included those financial statements in reliance upon the reports of Deloitte & Touche LLP, given upon their authority as experts in accounting and auditing. Actuarial matters included in this Prospectus and the registration statement of which it is a part, including the hypothetical

               Policy illustrations, have been examined by Ron Laeyendecker, F.S.A., M.A.A.A., Actuary of the Company, and are included in reliance upon his opinion as to their reasonableness.

               Registration Statements

                    This Prospectus is part of a registration statement that has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Policy. It does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. You should refer to the registration statement for further information concerning the Series Account, Great-West, the mutual fund investment options, and the Policy. The descriptions in this Prospectus of the Policies and other legal instruments are summaries. You should refer to those instruments as filed for their precise terms.

               Year 2000 Compliance

                    The  year  2000  ("Y2K")  problem  arises  when  a  computer performing date-based computations or operations produces erroneous results due to the historical practice of using two digit years within computer hardware and software. This causes errors or misinterpretations of the century in date calculations. Virtually all businesses, including Great-West, are required to determine the extent of their Y2K problems. Systems that have a Y2K problem must then be converted or replaced by systems that will operate correctly with respect to the year 2000 and beyond.

                    Great-West has a written plan that  encompasses all computer hardware, software, networks, facilities (embedded systems) and telephone systems. The plan also includes provisions for identifying and verifying that major vendors and business partners are Y2K compliant. Great-West is developing contingency plans to address the possibility of both internal and external failures as well. The plan calls for full Y2K compliance for core systems by March 31, 1999 and full Y2K compliance for all Great-West systems by October 31, 1999.

                    Great-West's  plan  establishes five phases for becoming Y2K compliant. Phase 1 is "impact analysis" which includes initial inventory and preliminary assessment of Y2K impact. Phase 2 is "solution planning" which includes system by system planning to outline the approach and timing for reaching compliance. Phase 3 is "conversion/renovation" which means the actual process of replacing or repairing non-compliant systems. Phase 4 is "testing" to ensure that the systems function correctly under a variety of different date scenarios including current dates, year

               2000 and leap year dates. Phase 5 is "implementation" which means putting Y2K compliant systems back into production.

                    As of September 1, 1998,  Great-West  had  completed  impact analysis (phase 1) and solution planning (phase 2) for all of its core systems and was more than 93% complete for phase 1 and 2 with respect to its systems as a whole. In addition, Great-West was approximately 58% complete with respect to conversion and renovation (phase 3), 42% complete with respect to testing (phase
               4) and 38% complete with respect to implementation (phase 5).

                    In addition to ensuring  that  Great-West's  own systems are
               Y2K compliant, Great-West has identified third parties with which Great-West has significant business relationships in order to assess the potential impact on Great-West of the third parties' Y2K issues and plans. Great-West expects to complete this process during the first quarter of 1999 and will conduct system testing with third parties throughout 1999. Great-West does not have control over these third parties and cannot make any representations as to what extent Great-West's future operating results may be adversely affected by the failure of any third party to address successfully its own Y2K issues.

                    On the basis of currently available information, the expense incurred by Great-West, including anticipated future expenses, related to the Y2K issue has not and is not expected to be material to Great-West's financial condition or results of operations. Great-West has spent approximately $7.5 million on its Y2K project through the end of August 1998 and expects to spend up to approximately $15.3 million on its Y2K project by the end of 2000. All of these funds will come from Great-West's cash flow from operations. Great-West has continued other scheduled non-Y2K information systems changes and upgrades. Although work on Y2K issues may have resulted in minor delays on the other projects, the delays are not expected to have a material adverse effect on Great-West's consolidated financial condition or results of operations.

                    The most  reasonably  likely worst case Y2K scenario is that
               Great-West will experience isolated internal or third party computer failures and will be temporarily unable to process insurance and annuity benefit transactions. All of Great-West's Y2K efforts have been designed to prevent such an occurrence. However, if Great-West identifies internal or third party Y2K issues which cannot be timely corrected, there can be no assurance that Great-West can avoid Y2K problems or that the cost of curing the problem will not be material.

                    In an effort to mitigate risks associated with Y2K failures,
               Great-West is in the process of developing contingency plans to address its core functions, including relations with third parties. It is Great-West's expectation that contingency plans will address possible failures generated internally, by vendors or business partners and by customers. Possible general approaches include manual processing, payments on an estimated basis and use of disaster recovery facilities.

                                      Financial Statements

                    Great-West's  financial  statements,  which are  included in this prospectus, should be considered only as bearing on our ability to meet our obligations with respect to the death benefit and our assumption of the mortality and expense risks. They should not be considered as bearing on the investment performance of the Fund shares held in the Series Account.

                    There are no  financial  statements  for the Series  Account because it had not commenced operations as of the date of this Prospectus, has no assets or liabilities, and has received no income or incurred any expense.

                         Appendix A -- Glossary of Terms

Account Value -- The sum of the value of your interests in the Divisions and the Loan Account.

Attained Age -- The  Insured's  Issue Age plus the  number of  completed  Policy
   Years.

Business Day -- Any day that we are open for business. We are open for business every day that the New York Stock Exchange is open for trading.

Cash Surrender Value -- The Account Value minus any outstanding Policy Debt.

Divisions -- Divisions into which the assets of the Series Account are divided, each of which corresponds to an investment choice available to you.

DueProof -- Such evidence as we may reasonably require in order to establish that Policy Proceeds are due and payable.

Fund -- An underlying mutual fund in which a Division invests. Each Fund is an investment company registered with the SEC or a separate investment series of a registered investment company.

Initial Premium -- The initial premium amount specified in a Policy.

Insured -- The person whose life is insured under the Policy.

Issue Age -- The Insured's age as of the Insured's  birthday  nearest the Policy
   Date.

Issue Date -- The date on which we issue a Policy.

Loan Account -- An account established for amounts transferred from the Divisions as security for outstanding Policy Debt.

Policy Anniversary -- The same day in each succeeding year as the day of the year corresponding to the Policy Date.

Policy Date -- The date coverage commences under your Policy and the date from which Policy Months, Policy Years and Policy Anniversaries are measured.

Policy Debt -- The principal amount of any outstanding loan against the Policy, plus accrued but unpaid interest on such loan.

Policy Month -- The one-month period commencing on the same day of the month as the Policy Date.

Policy Proceeds -- The amount determined in accordance with the terms of the Policy which is payable at the death of the Insured. This amount is the death benefit, decreased by the amount of any outstanding Policy Debt, and increased by the amounts payable under any supplemental benefits.

Policy Year -- The one-year  period  commencing on the Policy Date or any Policy
   Anniversary and ending on the next Policy Anniversary.

Principal  Office --  Great-West  Life & Annuity  Insurance  Company,  8515 East
   Orchard Road, Englewood, Colorado 80111, or such other address as we may hereafter specify to you by written notice.

Request -- Any instruction in a form, written, telephoned or computerized, satisfactory to us and received at our Principal Office from you as required by any provision of your Policy or as required by us. The Request is subject to any action taken or payment made by us before it is processed.

SEC -- The United States Securities and Exchange Commission.

Series  Account  -- COLI  VUL-2  Series  Account  of  Great-West  Life & Annuity
   Insurance Company.

Total Face Amount -- The amount of life insurance coverage you request as specified in your Policy.

Unit -- An accounting unit of measurement that we use to calculate the value of each Division.

Unit Value -- The value of each Unit in a Division.

Valuation  Date -- Any day that  benefits  vary and on which the New York  Stock
   Exchange is open for regular business, except as may otherwise be required or permitted by the applicable rules and regulations of the SEC.

Valuation Period -- The period of time from one determination of Unit Values to the next following determination of Unit Values. We will determine Unit Values for each Valuation Date as of the close of the New York Stock Exchange on that Valuation Date.



                  Appendix B -- Fees and Expenses of the Funds


                                                  Management          Other                           Total Operating
                     Fund                            Fees           Expenses          12b-1 Fees          Expenses
---------------------------------------------    ------------       --------          ----------      ---------------
American Century Variable Portfolios, Inc.

o     American Century VP Income &                   ---               ---                ---                 ---
      Growth

o     American Century VP International              ---               ---                ---                 ---


o     American Century VP Value                      ---               ---                ---                 ---

Dreyfus Stock Index Fund

Dreyfus Variable Investment Fund

o     Dreyfus Capital Appreciation Portfolio         ---               ---                ---                 ---


o     Dreyfus Growth and Income Portfolio            ---               ---                ---                 ---

Federated Insurance Series

o     Federated American Leaders Fund II             ---               ---                ---                 ---

o     Federated Growth Strategies Fund II            ---               ---                ---                 ---

o     Federated High Income Bond Fund II             ---               ---                ---                 ---

o     Federated International Equity Fund II         ---               ---                ---                 ---

INVESCO Variable Investments Fund, Inc.

o     INVESCO VIF - High Yield Portfolio             ---               ---                ---                 ---

o     INVESCO VIF - Industrial Income                ---               ---                ---                 ---
      Portfolio

o     INVESCO VIF - Total Return Portfolio           ---               ---                ---                 ---


                                                                                                            B-1




                                                  Management          Other                           Total Operating
                     Fund                            Fees           Expenses          12b-1 Fees          Expenses
---------------------------------------------    ------------       --------          ----------      ---------------

Janus Aspen Series

o     Balanced Portfolio                             ---               ---                ---                 ---

o     Flexible Income Portfolio                      ---               ---                ---                 ---

o     High-Yield Portfolio                           ---               ---                ---                 ---

o     Worldwide Growth Portfolio                     ---               ---                ---                 ---

Maxim Series Fund, Inc.

o     Maxim Corporate Bond Portfolio                 ---               ---                ---                 ---

o     Maxim INVESCO ADR Portfolio                    ---               ---                ---                 ---

o     Maxim INVESCO Balanced Portfolio               ---               ---                ---                 ---

o     Maxim INVESCO Small-Cap Growth                 ---               ---                ---                 ---
      Portfolio

o     Maxim MidCap Portfolio                         ---               ---                ---                 ---

o     Maxim Money Market Portfolio                   ---               ---                ---                 ---

o     Maxim U.S. Government Securities               ---               ---                ---                 ---
      Portfolio

Maxim Profile Portfolios:

o     Maxim Aggressive Profile Portfolio             ---               ---                ---                 ---

o     Maxim Moderately Aggressive Portfolio          ---               ---                ---                 ---

o     Maxim Moderate Profile Portfolio               ---               ---                ---                 ---

o     Maxim Moderately Conservative Profile          ---               ---                ---                 ---
      Portfolio

o     Maxim Conservative Profile Portfolio           ---               ---                ---                 ---

                                                                                                                 B-2



                                                  Management          Other                           Total Operating
                     Fund                            Fees           Expenses          12b-1 Fees          Expenses
---------------------------------------------    ------------       --------          ----------      ---------------

Neuberger&Berman Advisers Management
    Trust

o     Guardian Portfolio                             ---               ---                ---                 ---

o     Mid-Cap Growth Portfolio                       ---               ---                ---                 ---

o     Partners Portfolio                             ---               ---                ---                 ---

o     Socially Responsive Portfolio                  ---               ---                ---                 ---

         The Fund expenses shown above are assessed at the Fund level and are not direct charges against Series Account assets or reductions from Account Values. These expenses are taken into consideration in computing each Fund's net asset value, which is the share price used to calculate the Unit Values of the Series Account. The following Funds are subject to the following fee waiver and/or expense reimbursement arrangements.

     [INSERT WAIVER & REIMBURSEMENT INFORMATION IN PRE-EFFECTIVE AMENDMENT]

         The management fees and other expenses are more fully described in the prospectuses for each Fund. The information relating to the Fund expenses was provided by the Fund and was not independently verified by us.

                Appendix C -- Table of Death Benefit Percentages

                        Applicable                                    Applicable
     Age                Percentage                  Age               Percentage
     20                    250%                     60                   130%
     21                    250%                     61                   128%
     22                    250%                     62                   126%
     23                    250%                     63                   124%
     24                    250%                     64                   122%
     25                    250%                     65                   120%
     26                    250%                     66                   119%
     27                    250%                     67                   118%
     28                    250%                     68                   117%
     29                    250%                     69                   116%
     30                    250%                     70                   115%
     31                    250%                     71                   113%
     32                    250%                     72                   111%
     33                    250%                     73                   109%
     34                    250%                     74                   107%
     35                    250%                     75                   105%
     36                    250%                     76                   105%
     37                    250%                     77                   105%
     38                    250%                     78                   105%
     39                    250%                     79                   105%
     40                    250%                     80                   105%
     41                    243%                     81                   105%
     42                    236%                     82                   105%
     43                    229%                     83                   105%
     44                    222%                     84                   105%
     45                    215%                     85                   105%
     46                    209%                     86                   105%
     47                    203%                     87                   105%
     48                    197%                     88                   105%
     49                    191%                     89                   105%
     50                    185%                     90                   105%
     51                    178%                     91                   104%
     52                    171%                     92                   103%
     53                    164%                     93                   102%
     54                    157%                     94                   101%
     55                    150%                     95                   100%
     56                    146%                     96                   100%
     57                    142%                     97                   100%
     58                    138%                     98                   100%
     59                    134%                     99                   100%

                                                                             C-1

                 Appendix D -- Sample Hypothetical Illustrations

   Illustrations of Death Benefits, Surrender Values And Accumulated Premiums

The illustrations in this prospectus have been prepared to help show how values under the Policy change with investment performance. The illustrations on the following pages illustrate the way in which a Policy Year's death benefit, Account Value and Cash Surrender Value could vary over an extended period of time. They assume that all premiums are allocated to and remain in the Series Account for the entire period shown and are based on hypothetical gross annual investment returns for the Funds (i.e., investment income and capital gains and losses, realized or unrealized) equivalent to constant gross annual rates of 0%, 6%, and 12% over the periods indicated.

The Account Values and death benefits would be different from those shown if the gross annual investment rates of return averaged 0%, 6%, and 12% over a period of years, but fluctuated above or below such averages for individual Policy Years. The values would also be different depending on the allocation of a Policy's total Account Value among the Divisions of the Series Account, if the actual rates of return averaged 0%, 6% or 12%, but the rates of each Fund varied above and below such averages.

The amounts shown for the death benefits and Account Values take into account all charges and deductions imposed under the Policy based on the assumptions set forth in the tables below. These include the Expense Charges Applied to Premium, the Daily Risk Percentage charged against the Series Account for mortality and expense risks, the Monthly Expense Charge and the Monthly Cost of Insurance. The Expense Charges Applied to Premium is equal to a % charge for sales load and our federal tax obligations and the applicable local and state premium tax assumed to be %. The Daily Risk Percentage charged against the Series Account for mortality and expense risks is an annual effective rate of 0.45% for the first 10 Policy Years, 0.30% for Policy Years 11 through 20, and 0.10% thereafter and is guaranteed not to exceed an annual effective rate of .90%. The Monthly Expense Charge is $10.00 per month for first three Policy Years and $7.50 per Policy Month for all Policy Years thereafter. This Charge is guaranteed not to exceed $15 per Policy Month.

The amounts shown in the tables also take into account the Funds' advisory fees and operating expenses, which are assumed to be at an annual rate of % of the average daily net assets of each Fund. This is based upon a simple average of the advisory fees and expenses of all the Funds for the most recent fiscal year taking into account any applicable expense caps or expense reimbursement arrangements. Actual fees and expenses that you will incur may be more or less than %, and will vary from year to year. See the prospectuses for the Fund for more information on Fund expenses. The gross annual rates of investment return of 0%, 6% and 12% correspond to net annual rates of %, %, and %, respectively, during the first three policy years, ___%, ___%, and ___%, respectively, for Policy Years 4 through 10, and _____%, ______% and _____%, respectively, thereafter.

The hypothetical returns shown in the tables do not reflect any charges for income taxes against the Series Account since no charges are currently made. If, in the future, such charges are made, in order to produce the illustrated death benefits, Account Values and Cash Surrender Values, the gross annual investment rate of return would have to exceed 0%, 6%, or 12% by a sufficient amount to cover the tax charges.

The second column of each table shows the amount which would accumulate if an amount equal to each premium were invested and earned interest, after taxes, at % per year, compounded annually.

We will furnish upon request a comparable table using any specific set of circumstances. In addition to a table assuming Policy charges at their maximum, we will furnish a table assuming current Policy charges.

                                     TABLE 1

                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                            COLI VUL-2 SERIES ACCOUNT

                             Male, Preferred, Age 45
                               $ TOTAL FACE AMOUNT
                                ANNUAL PREMIUM $
                            DEATH BENEFIT OPTION ___
                             CURRENT POLICY CHARGES



                                         Hypothetical 0%                    Hypothetical 6%                  Hypothetical 12%
            Premiums             Gross Investment Return            Gross Investment Return           Gross Investment Return

            Paid Plus                          Net_____%                          Net_____%                         Net_____%
                       --------------------------------- ---------------------------------- ---------------------------------
            Interest         Cash                               Cash                              Cash
  Policy     At    %    Surrender     Account      Death   Surrender    Account       Death  Surrender     Account      Death
   Year     Per Year        Value       Value    Benefit       Value      Value     Benefit      Value       Value    Benefit
----------  --------   ----------  ---------- ---------- -----------  ---------  ---------- ----------  ---------- ----------
         1
         2
         3
         4
         5

         6
         7
         8
         9
        10

        11
        12
        13
        14
        15

        16
        17
        18
        19
        20



                                                                                                                D-3





    Age 60
    Age 65
    Age 70
    Age 75



(1) Assumes a $ premium is paid at the beginning of each Policy Year. Values will be different if premiums are paid with a different frequently or in different amounts.

(2) Assumes that no policy loans have been made. Excessive loans or partial withdrawals may cause this your Policy to lapse due to insufficient Account Value.


The hypothetical investment rates of return are illustrative only, and should not be deemed a representation of past or future investment rates of return. Actual investment results may be more or less than those shown, and will depend on a number of factors, including the investment allocations by a policy owner, and the different investment rates of return for the Funds. The Cash Surrender Value and death benefit for a Policy would be different from those shown if the actual rates of investment return averaged 0%, 6%, and 12% over a period of years, but fluctuated above and below those averages for individual Policy Years. They would also be different if any policy loans or partial withdrawals were made. No representations can be made that these hypothetical investment rates of return can be achieved for any one year or sustained over any period of time.

                                     TABLE 2

                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
                            COLI VUL-2 SERIES ACCOUNT

                             Male, Preferred, Age 45
                               $ TOTAL FACE AMOUNT
                                ANNUAL PREMIUM $
                              DEATH BENEFIT OPTION
                            GUARANTEED POLICY CHARGES

                                         Hypothetical 0%                    Hypothetical 6%                  Hypothetical 12%
              Premiums           Gross Investment Return            Gross Investment Return           Gross Investment Return
             Paid Plus                        Net______%                          Net_____%                         Net_____%
                       --------------------------------- ---------------------------------- ---------------------------------
              Interest       Cash                               Cash                              Cash
  Policy        At   %  Surrender     Account      Death   Surrender    Account       Death  Surrender     Account      Death
   Year       Per Year      Value       Value    Benefit       Value      Value     Benefit      Value       Value    Benefit
----------  ---------- ----------  ---------- ---------- ----------- ----------  ---------- ----------  ---------- ----------
         1
         2
         3
         4
         5

         6
         7
         8
         9
        10

        11
        12
        13
        14
        15

        16
        17
        18
        19
        20


                                                                                                                D-5





    Age 60
    Age 65
    Age 70
    Age 75


(1) Assumes a $ premium is paid at the beginning of each Policy Year. Values will be different if premiums are paid with a different frequently or in different amounts.

(2) Assumes that no policy loans have been made. Excessive loans or partial withdrawals may cause this your Policy to lapse due to insufficient Account Value.

The hypothetical investment rates of return are illustrative only, and should not be deemed a representation of past or future investment rates of return. Actual investment results may be more or less than those shown, and will depend on a number of factors, including the investment allocations by a policy owner, and the different investment rates of return for the Funds. The Cash Surrender Value and death benefit for a Policy would be different from those shown if the actual rates of investment return averaged 0%, 6%, and 12% over a period of years, but fluctuated above and below those averages for individual Policy Years. They would also be different if any policy loans or partial withdrawals were made. No representations can be made that these hypothetical investment rates of return can be achieved for any one year or sustained over any period of time.

                                 [ Back Cover ]

The Securities and Exchange Commission maintains an Internet Web site (http//www.sec.gov) that contains additional information about Great-West Life & Annuity Insurance Company, the Policy and the Series Account which may be of interest to you. The Web site also contains additional information about the Policy Year's mutual fund investment options.